Exhibit (a)(1)(A)

OFFER TO PURCHASE FOR CASH

BY

SkyAI, Inc.

OF

UP TO 48,311,489 SHARES OF ITS COMMON STOCK, INCLUDING ASSOCIATED PREFERRED SHARE

PURCHASE RIGHTS UNDER THE RIGHTS PLAN,

UP TO 5,137,615 CASH PRE-FUNDED WARRANTS TO PURCHASE COMMON STOCK,

UP TO 10,463,001 CRYPTOCURRENCY PRE-FUNDED WARRANTS TO PURCHASE COMMON STOCK,

UP TO 3,955,293 STRATEGIC WARRANTS TO PURCHASE COMMON STOCK,

UP TO 41,054,034 CASH STAPLED WARRANTS TO PURCHASE COMMON STOCK,

UP TO 22,159,638 CRYPTOCURRENCY STAPLED WARRANTS TO PURCHASE COMMON STOCK,

AT A PURCHASE PRICE OF $3.00 PER SHARE (less $0.0001 in the case of the pre-funded warrants AND STRATEGIC WARRANTS),

and AT A PURCHASE PRICE OF $0.17 PER STAPLED WARRANT

REPRESENTING AN AGGREGATE PURCHASE PRICE OF UP TO $214,346,565.70

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE

AFTER 11:59 P.M., NEW YORK CITY TIME, ON NOvember 12, 2026, UNLESS THE OFFER IS

EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”) OR earlier TERMINATED.

SkyAI, Inc., a Nevada corporation (the “Company,” “SkyAI,” “we,” “our” or “us”), is offering (“Offer”) to purchase up to 48,311,489 shares of its issued and outstanding shares of common stock, par value $0.0001 per share (each, a “Share,” and collectively, “Shares”), including the associated preferred share purchase rights (each, a “Right,” and collectively, “Rights”) issued pursuant to the Rights Plan, by and between the Company and VStock Transfer LLC, as rights agent, up to 5,137,615 cash pre-funded warrants to purchase shares of common stock, issued on August 25, 2025 (“Cash Pre-Funded Warrants”), up to 10,463,001 cryptocurrency pre-funded warrants to purchase shares of common stock issued on August 25, 2025 (“Cryptocurrency Pre-Funded Warrants” and together with the Cash Pre-Funded Warrants, the “Pre-Funded Warrants”, and each, a “Pre-Funded Warrant”), up to 3,955,293 strategic warrants to purchase shares of common stock issued on August 28, 2025 (the “Strategic Warrants”), each at a purchase price of $3.00 per share, in the case of the Common Stock (less $0.0001 in the case of the Pre-Funded warrants and Strategic Warrants) (“Initial Purchase Price”) to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of this Offer to Purchase, as amended, and up to 41,054,034 cash stapled warrants issued pursuant to the securities purchase agreements entered into by the Company dated August 25, 2025 (“Cash Stapled Warrants”) and up to 22,159,638 cryptocurrency stapled warrants issued pursuant to the cryptocurrency securities purchase agreements dated August 25, 2025 (“Cryptocurrency Stapled Warrants” and together with the Cash Stapled Warrants, the “Stapled Warrants”) and each at a purchase price of $0.17 per Stapled Warrant (the “Stapled Warrants Purchase Price” and together with the Initial Purchase Price, the “Purchase Price”) to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of this Offer to Purchase (together with any amendments or supplements thereto, the “Offer to Purchase”), in the related Letter of Transmittal for Common Stock (together with any amendments or supplements thereto, the “Letter of Transmittal for Common Stock”), Letter of Transmittal for Pre-Funded Warrants and Strategic Warrants (together with any amendments or supplements thereto, the “Letter of Transmittal Pre-Funded Warrants and Strategic Warrants”) and Letter of Transmittal for Stapled Warrants (together with any amendments or supplements thereto, the “Letter of Transmittal Stapled Warrants”) together with the Letter of Transmittal for Common Stock and Letter of Transmittal for Pre-Funded Warrants and Strategic Warrants, the “Letters of Transmittal” and each a “Letter of Transmittal”) and in other related materials as may be amended or supplemented from time to time (collectively, with the Offer to Purchase and Letter of Transmittal, the “Offer”). In accordance with the rules of the Securities and Exchange Commission (“SEC”), if more than 48,311,489 Shares or 3,955,293 Strategic Warrants are properly tendered in the Offer, we may increase the number of Shares or Strategic Warrants accepted for payment in the Offer by no more than 2% of the outstanding Shares or Strategic Warrants, as applicable, without extending the Offer. We will purchase only those Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants properly tendered and not properly withdrawn upon the terms and conditions of the Offer. All Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants accepted for payment will be paid promptly after the Expiration Date, to the seller in cash, less any applicable withholding taxes and without interest. See “Section 14. Material U.S. Federal Income Tax Consequences”.

The Offer for Shares is conditioned upon at least 50% of the Shares offered for tender in the Offer being tendered. The Offer for Cash Pre-Funded Warrants and Cryptocurrency Pre-Funded Warrants is conditioned upon at least 50% of the Cash Pre-Funded Warrants and Cryptocurrency Pre-Funded Warrants being tendered on a combined basis. The Offer for Strategic Warrants is conditioned upon at least 50% of the Strategic Warrants offered for tender in the Offer being tendered. For the avoidance of doubt, (i) the Offer for Shares is not conditioned upon any minimum number of Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants or Strategic Warrants being tendered, (ii) the Offer for Cash Pre-Funded Warrants and Cryptocurrency Pre-Funded Warrants is not conditioned upon any minimum number of Shares or Strategic Warrants being tendered, (iii) the Offer for Strategic Warrants is not conditioned upon any minimum number of Shares, Cash Pre-Funded Warrants or Cryptocurrency Pre-Funded Warrants being tendered and (iv) the Offer for Cash Stapled Warrants and Cryptocurrency Stapled Warrants is not conditioned upon any minimum number of Shares, Pre-Funded Warrants or Strategic Warrants being tendered.

The Offer is not subject to a financing condition. The Offer is, however, subject to a number of other conditions. See Section 7.

The Shares of common stock are listed and traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “SKYA.” On October 27, 2026, the closing price per Share of our common stock on Nasdaq was $2.91. Shareholders are urged to obtain current market quotations for the Shares. See Section 8. None of the Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants or Cash Stapled Warrants or Cryptocurrency Stapled Warrants are listed or traded on any national securities exchange or other market.

Neither the SEC nor any state securities commission has approved or disapproved of this transaction or passed upon the merits or fairness of such transaction or passed upon the adequacy or accuracy of the information contained in this document. Any representation to the contrary is a criminal offense under applicable U.S. law.

Questions and requests for assistance may be directed to the Information Agent at the address and telephone number set forth on the back cover of this Offer. Requests for additional copies of this Offer to Purchase, the Letter of Transmittal and other related materials may be obtained from the Information Agent. Shareholders also may contact their brokers, dealers, commercial banks, trust companies or other nominees for assistance concerning the Offer.

The Information Agent for the Offer is:

Offer to Purchase, dated October 15, 2026, as amended on October 29, 2026

IMPORTANT

If you desire to tender all or part of your Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants, you must do one of the following before the Offer expires at one minute after 11:59 P.M., New York City time, on November 12, 2026 (unless the Offer is extended or earlier terminated):

●	if your Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, contact the nominee and request that the nominee tender your Shares for you. Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the Offer. Accordingly, beneficial owners desiring to participate in the Offer should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the Offer;

●	if you hold Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants or Cash Stapled Warrants or Cryptocurrency Stapled Warrants in book-entry form registered in your own name, complete and sign a Letter of Transmittal for Common Stock or Letter of Transmittal for Pre-Funded Warrants and Strategic Warrants or Letter of Transmittal for Stapled Warrants, as applicable, according to its instructions, and deliver it, together with any required signature guarantees and any other documents required by the applicable Letter of Transmittal, to MacKenzie Partners, Inc., the Depositary for the Offer, at the address appearing on the back cover page of this Offer to Purchase;

●	if you are an institution participating in The Depository Trust Company, which we call the “Book-Entry Transfer Facility” in this Offer to Purchase, tender your Shares according to the procedures for book-entry transfer described in Section 3; or

●	if you are a holder of warrants (other than the Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants or Strategic Warrants) or options you may exercise your warrants or options and tender any of the Shares issued upon such exercise. You must exercise your warrants or options sufficiently in advance of the Expiration Date to receive your Shares in order to tender them in the Offer. An exercise of a warrant or an option cannot be revoked, even if Shares received upon the exercise thereof are tendered in the Offer but are not purchased in the Offer for any reason.

Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants not purchased in the Offer will be returned at our expense promptly following the expiration of the Offer. See Section 3. We reserve the right, in our sole discretion, to increase or decrease the aggregate number of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants or Cash Stapled Warrants or Cryptocurrency Stapled Warrants sought in the Offer, subject to applicable law.

We are not making the Offer to, and will not accept any tendered Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants or Cash Stapled Warrants or Cryptocurrency Stapled Warrants from, shareholders or warrantholders, as applicable, in any jurisdiction where it would be illegal to do so. However, we may, at our discretion and subject to applicable law, take any actions necessary for us to make the Offer to shareholders and warrantholders in any such jurisdiction.

In connection with the Offer, we filed with the SEC an Issuer Tender Offer Statement on Schedule TO, which contains additional information with respect to the Offer, on October 15, 2026, as amended on October 20, October 27, October 28 and October 29 (as it may be amended from time to time, the “Schedule TO”). Copies of the Schedule TO, including the exhibits and any amendments and supplements thereto, may be obtained at the same places and in the same manner as is set forth in Section 10 with respect to information concerning us.

You may contact the Information Agent or your broker, dealer, commercial bank, trust company or other nominee for assistance. The contact information for the Information Agent is set forth on the back cover of this Offer to Purchase.

OUR BOARD OF DIRECTORS HAS AUTHORIZED US TO MAKE THE OFFER. HOWEVER, NONE OF THE COMPANY, THE MEMBERS OF OUR BOARD OF DIRECTORS, nor THE DEPOSITARY OR INFORMATION AGENT HAS MADE ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR SHARES, CASH PRE-FUNDED WARRANTS, CRYPTOCURRENCY PRE-FUNDED WARRANTS, STRATEGIC WARRANTS, CASH STAPLED WARRANTS OR CRYPTOCURRENCY STAPLED WARRANTS. NONE OF THE COMPANY, THE MEMBERS OF OUR BOARD OF DIRECTORS, NOR THE DEPOSITARY OR INFORMATION AGENT HAS AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR SHARES, CASH PRE-FUNDED WARRANTS, CRYPTOCURRENCY PRE-FUNDED WARRANTS, STRATEGIC Warrants, CASH STAPLED WARRANTS OR CRYPTOCURRENCY STAPLED WARRANTS. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES, CASH PRE-FUNDED WARRANTS, CRYPTOCURRENCY PRE-FUNDED WARRANTS, STRATEGIC WARRANTS, CASH STAPLED WARRANTS OR CRYPTOCURRENCY STAPLED WARRANTS AND, IF SO, HOW MANY SHARES, CASH PRE-FUNDED WARRANTS, CRYPTOCURRENCY PRE-FUNDED WARRANTS, STRATEGIC Warrants, CASH STAPLED WARRANTS OR CRYPTOCURRENCY STAPLED WARRANTS TO TENDER. WE RECOMMEND THAT YOU CONSULT YOUR OWN FINANCIAL AND TAX ADVISORS AND READ CAREFULLY AND EVALUATE THE INFORMATION IN THIS OFFER TO PURCHASE AND IN THE LETTERs OF TRANSMITTAL, INCLUDING OUR REASONS FOR MAKING THE OFFER, BEFORE TAKING ANY ACTION WITH RESPECT TO THE OFFER.

THE STATEMENTS MADE IN THIS OFFER TO PURCHASE ARE MADE AS OF THE DATE ON THE COVER PAGE, AND THE STATEMENTS INCORPORATED BY REFERENCE ARE MADE AS OF THE DATE OF THE DOCUMENTS INCORPORATED BY REFERENCE. THE DELIVERY OF THIS OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR INCORPORATED BY REFERENCE IS CORRECT AS OF A LATER DATE OR THAT THERE HAS NOT BEEN ANY CHANGE IN SUCH INFORMATION OR IN OUR AFFAIRS SINCE SUCH DATES.

Questions and requests for assistance may be directed to the Information Agent for the Offer at their respective addresses and telephone numbers set forth on the back cover page of this document. Requests for additional copies of this document or the related Letter of Transmittal may be directed to the Depositary.

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TABLE OF CONTENTS

Summary Term Sheet		1
Cautionary Note Regarding Forward-Looking Statements		9
Introduction		10
The Tender Offer		12
1.	Number of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants ; Proration	12
2.	Purpose of the Offer; Certain Effects of the Offer; Other Plans	14
3.	Procedures for Tendering Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants	16
4.	Withdrawal Rights	18
5.	Purchase of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants and Payment of Purchase Price	19
6.	Reserved	20
7.	Conditions of the Offer	20
8.	Price Range of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants; Dividends	22
9.	Source and Amount of Funds	23
10.	Certain Information Concerning the Company	23
11.	Interests of Directors and Executive Officers; Transactions and Arrangements Concerning the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants	24
12.	Effects of the Offer on the Market for Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants; Registration under the Exchange Act	31
13.	Legal Matters; Regulatory Approvals	31
14.	Material U.S. Federal Income Tax Consequences	31
15.	Extension of the Tender Offer; Termination; Amendment	36
16.	Fees and Expenses	37
17.	Miscellaneous	38
Schedule I

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SUMMARY TERM SHEET

We are providing this summary term sheet for your convenience. SkyAI, Inc., a Nevada corporation, is at times referred to as the “Company,” “SkyAI,” “we,” “our” or “us.” This summary term sheet highlights certain material information in the remainder of this Offer to Purchase, but you should realize that it does not describe all of the details of the tender offer to the same extent described in the remainder of this Offer to Purchase. We urge you to read the entire Offer to Purchase and the related Letter of Transmittal, as they may be amended and supplemented from time to time, because they contain the full details of the Offer. We have included references to the sections of this document where you will find a more complete discussion.

Who is offering to purchase my Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants Strategic Warrants or Cash Stapled Warrants and Cryptocurrency Stapled Warrants?

The issuer of the shares, SkyAI, Inc., is offering to purchase shares of its common stock, par value $0.0001 per share (the “Common Stock”), cash pre-funded warrants to purchase shares of Common Stock, cryptocurrency pre-funded warrants to purchase shares of Common Stock, strategic warrants to purchase shares of Common Stock, Cash Stapled Warrants to purchase shares of Common Stock and Cryptocurrency Stapled Warrants to purchase shares of Common Stock. See Section 1.

What is the Company offering to purchase?

We are offering to purchase up to an aggregate of 48,311,489 shares of our issued and outstanding shares of Common Stock (each, a “Share,” and collectively, “Shares”), including the associated preferred share purchase rights (each, a “Right,” and collectively, “Rights”) attached thereto, up to 5,137,615 cash pre-funded warrants to purchase shares of common stock, issued on August 25, 2025 (“Cash Pre-Funded Warrants”), up to 10,463,001 cryptocurrency pre-funded warrants to purchase shares of common stock issued on August 25, 2025 (“Cryptocurrency Pre-Funded Warrants” and together with the Cash Pre-Funded Warrants, the “Pre-Funded Warrants”, and each, a “Pre-Funded Warrant”), up to 3,955,293 strategic warrants to purchase shares of common stock issued on August 28, 2025 (the “Strategic Warrants”), up to 41,054,034 cash stapled warrants to purchase shares of common stock, issued pursuant to securities purchase agreements signed on August 25, 2025 (“Cash Stapled Warrants”) and up to 22,159,638 cryptocurrency stapled warrants to purchase shares of common stock, issued pursuant to securities purchase agreements signed on August 25, 2025 (“Cryptocurrency Stapled Warrants”) in the Offer.

The Offer for Shares is conditioned upon at least 50% of the Shares offered for tender in the Offer being tendered. The Offer for Cash Pre-Funded Warrants and Cryptocurrency Pre-Funded Warrants is conditioned upon at least 50% of the Cash Pre-Funded Warrants and Cryptocurrency Pre-Funded Warrants being tendered on a combined basis. The Offer for Strategic Warrants is conditioned upon at least 50% of the Strategic Warrants offered for tender in the Offer being tendered. For the avoidance of doubt, (i) the Offer for Shares is not conditioned upon any minimum number of Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants or Strategic Warrants being tendered, (ii) the Offer for Cash Pre-Funded Warrants and Cryptocurrency Pre-Funded Warrants is not conditioned upon any minimum number of Shares or Strategic Warrants being tendered, (iii) the Offer for Strategic Warrants is not conditioned upon any minimum number of Shares, Cash Pre-Funded Warrants or Cryptocurrency Pre-Funded Warrants being tendered and (iv) the Offer for Cash Stapled Warrants and Cryptocurrency Stapled Warrants is not conditioned upon any minimum number of Shares, Pre-Funded Warrants or Strategic Warrants being tendered.

The Offer is not subject to a financing condition. The Offer is, however, subject to a number of other conditions. See Section 1 and Section 7.

What is the purpose of the Offer?

We are conducting a tender offer for up to 48,311,489 shares of our Common Stock, including associated preferred share purchase rights attached thereto, up to 5,137,615 Cash Pre-Funded Warrants, up to 10,463,001 Cryptocurrency Pre-Funded Warrants, up to 3,955,293 Strategic Warrants to purchase shares of Common Stock, up to 41,054,034 Cash Stapled Warrants and up to 22,159,638 Cryptocurrency Stapled Warrants which we may accept for payment in the Offer, subject to certain limitations and legal requirements, the terms of which Offer were approved by our Board of Directors on October 11, 2026 and October 27, 2026. Our Board of Directors has determined that the Offer is a prudent use of our existing cash available and other financial resources and delivers value to our shareholders. Our Board of Directors has also determined that a cash tender offer is an appropriate mechanism to return capital to shareholders and warrantholders that seek liquidity under current market conditions while, at the same time, allowing shareholders and warrantholders who do not participate in the Offer to share in a higher portion of our future potential.

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The Offer provides shareholders and warrantholders (particularly those who, because of the size of their shareholdings or warrantholdings, might not be able to sell their Shares, Pre-Funded Warrants, Strategic Warrants or Stapled Warrants, without potential disruption to the share price) with an opportunity to obtain liquidity with respect to all or a portion of their Shares, Pre-Funded Warrants, Strategic Warrants or Stapled Warrants, without potential disruption to the share price and without incurring broker’s fees or commissions associated with open market sales. If you are a registered shareholder or warrantholder and you tender your Shares, Pre-Funded Warrants, Strategic Warrants or Stapled Warrants directly to the Depositary, you will not incur any brokerage commissions. If you hold Shares through a broker, dealer, commercial bank, trust company or other nominee, that entity may charge you a fee for doing so. You should consult with your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply. In addition, if we complete the Offer, shareholders who do not participate in the Offer will automatically increase their relative percentage ownership interest in us and our future operations at no additional cost to them.

We do not have any current plans to conduct additional tender offers or otherwise purchase additional shares of Common Stock. However, there can be no assurances that we will not do so in the future based on our evaluation of future market conditions and what we believe to be in the best interests of our shareholders.

How many Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants,Cash Stapled Warrants and Cryptocurrency Stapled Warrants will the Company purchase in the Offer?

We are offering to purchase up to an aggregate of 48,311,489 Shares, including associated Rights attached thereto, up to 5,137,615 Cash Pre-Funded Warrants to purchase shares of Common Stock, up to 10,463,001 Cryptocurrency Pre-Funded Warrants to purchase shares of Common Stock, up to 3,955,293 Strategic Warrants to purchase shares of Common Stock, up 41,054,034 Cash Stapled Warrants to purchase shares of Common Stock and up to 22,159,638 Cryptocurrency Stapled Warrants to purchase shares of Common Stock in the Offer.

We expressly reserve the right to purchase additional Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants, subject to applicable law.

The Offer for Shares is conditioned upon at least 50% of the Shares offered for tender in the Offer being tendered. The Offer for Cash Pre-Funded Warrants and Cryptocurrency Pre-Funded Warrants is conditioned upon at least 50% of the Cash Pre-Funded Warrants and Cryptocurrency Pre-Funded Warrants being tendered on a combined basis. The Offer for Strategic Warrants is conditioned upon at least 50% of the Strategic Warrants offered for tender in the Offer being tendered. For the avoidance of doubt, (i) the Offer for Shares is not conditioned upon any minimum number of Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants or Strategic Warrants being tendered, (ii) the Offer for Cash Pre-Funded Warrants and Cryptocurrency Pre-Funded Warrants is not conditioned upon any minimum number of Shares or Strategic Warrants being tendered, (iii) the Offer for Strategic Warrants is not conditioned upon any minimum number of Shares, Cash Pre-Funded Warrants or Cryptocurrency Pre-Funded Warrants being tendered and (iv) the Offer for Cash Stapled Warrants and Cryptocurrency Stapled Warrants is not conditioned upon any minimum number of Shares, Pre-Funded Warrants or Strategic Warrants being tendered.

The Offer is not conditioned on a financing condition. The Offer is, however, subject to certain other conditions. See Section 7. In accordance with the rules of the SEC, if more than 48,311,489 Shares or 3,955,293 Strategic Warrants, are properly tendered in the Offer, we may increase the number of Shares or Strategic Warrants accepted for payment in the Offer by no more than 2% of the outstanding Shares or Strategic Warrants, as applicable, without extending the Offer. See Section 1.

What will the purchase price for the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants and Cash Stapled Warrants and Cryptocurrency Stapled Warrants be and what will be the form of payment?

The purchase price for the Shares and Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants and Strategic Warrants will be $3.00 per share (less $0.0001 in the case of the Pre-Funded Warrants and Strategic Warrants) and in the case of the Cash Stapled Warrants and Cryptocurrency Stapled Warrants will be $0.17 per Stapled Warrant (collectively, the “Purchase Price”). If your Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants are purchased in the Offer, we will pay you the Purchase Price, in cash, less any applicable withholding taxes and without interest, promptly after the expiration of the Offer. See Section 1 and Section 5. Under no circumstances will we pay interest on the Purchase Price, even if there is a delay in making payment.

How will the Company pay for the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants?

We expect to pay for Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants tendered pursuant to the Offer and the costs relating to the Offer and the overall Transaction from cash on hand.

How was the offer price determined?

Our Board determined to offer $3.00 (less $0.0001 in the case of the Pre-Funded Warrants and Strategic Warrants) per share and $0.17 per Stapled Warrant after considering our current financial condition and the limited opportunities for liquidity available for our shareholders and warrantholders. The Purchase Price for the Shares, Pre-Funded Warrants and Strategic Warrants represents a premium of approximately 65% to the closing price of our Common Stock on Nasdaq of $1.82 on October 9, 2026, the last trading day before we announced our intention to make the Offer, and a premium of more than 100% to the 60-day volume-weighted average price of our Common Stock to that date. Based on our cash holdings as of October 15, 2026, the Purchase Price also represents an approximately 0.95x multiple of our net asset value (“mNAV”). For this purpose, our mNAV is calculated as 70,618,282 Shares, Pre-Funded Warrants and Strategic Warrants outstanding multiplied by the Purchase Price divided by our asset value of approximately $223.8 million in cash.

The Stapled Warrants are not publicly traded, have an exercise price of $9.75 and have approximately 22 months remaining until expiration. The Company has determined based on a valuation model that the $0.17 purchase price of the Stapled Warrants approximates their market value.

Do I have to sell my Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants to the Company?

No. This is a voluntary offer. You are not required to tender any Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants.

How long do I have to tender my Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants? Can the Offer be extended, amended or terminated?

You may tender your Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants until the Offer expires. The Offer will expire at one minute after 11:59 P.M., New York City time, on November 12, 2026, unless we extend it (such date and time, as they may be extended, the “Expiration Date”) or earlier terminate it. When used together with a specific time, the term Expiration Date refers to the date on which the Offer expires. See Section 1. We may choose to extend the Offer at any time and for any reason, subject to applicable laws. We cannot assure you, however, that we will extend the Offer or, if we extend it, for how long. See Section 1 and Section 15.

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If a broker, dealer, commercial bank, trust company or other nominee holds your Shares, it is likely they have an earlier deadline for administrative reasons for you to act to instruct them to accept the Offer on your behalf. We urge you to contact the broker, dealer, commercial bank, trust company or other nominee to find out their deadline. See Section 1 and Section 3.

Can the Offer be extended, amended or terminated, and if so, under what circumstances?

Yes. We can extend or amend the Offer in our sole discretion at any time, subject to applicable law. We may, however, decide not to extend the Expiration Date for the Offer. If we extend the Expiration Date for the Offer, we cannot indicate, at this time, the length of any extension that we may provide. In any event, if we extend the Expiration Date for the Offer, we will delay the acceptance of any Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants or Cash Stapled Warrants or Cryptocurrency Stapled Warrants that have been tendered. See Section 15. We can also amend or terminate the Offer under certain circumstances and subject to applicable law. See Section 7.

How will I be notified if the Company extends the Offer or amends the terms of the Offer?

If we extend the Offer, we will issue a press release announcing the extension and the new Expiration Date not later than 9:00 a.m., New York City time, on the first business day after the previously scheduled Expiration Date. The Company has currently extended the Expiration Date from October 29, 2026 to November 12, 2026. Further, we have filed amendments to the Schedule TO on October 20, October 27 and October 29 to disclose certain press releases and the entering into of a tender support agreement. We will announce any amendment to the Offer by making a public announcement of the amendment. In the event that the terms of the Offer are further amended or further communications or press releases must be disclosed, we will file another amendment to the Schedule TO describing the amendment to the Offer or the additional communications or press releases to be disclosed. See Section 15.

What are the significant conditions to the Offer?

Our obligation to accept and pay for tendered Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants depends upon a number of conditions that must be satisfied or waived at or prior to the Expiration Date, including, but not limited to:

●	No general suspension of trading in securities on any national securities exchange in the United States or in the over-the-counter market or the declaration of a banking moratorium or any suspension of payment in respect of banks in the United States shall have occurred.

●	No legal action shall have been taken, and we shall not have received notice of any legal action, that could reasonably be expected to prohibit, restrict or delay consummation of the Offer.

●	No material adverse change in our business, properties, assets, liabilities, capitalization, shareholders’ equity, condition (financial or otherwise), operations, prospects, or results of operations shall have occurred.

●	No tender or exchange offer for any or all of our outstanding Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants (other than this Offer), or any merger, acquisition, business combination or other similar transaction with or involving us or any of our subsidiaries has been proposed, announced or made by any person or entity or has been publicly disclosed.

●	We shall have determined that there is not a reasonable likelihood that the consummation of the Offer and the purchase of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants pursuant to the Offer will cause our Common Stock to be subject to delisting from NASDAQ (this determination shall be made by us).

●	No one (including certain groups) shall have acquired or proposed to acquire beneficial ownership of more than 5% of our shares, other than any person who was a holder of more than 5% of our shares as of the date of this Offer to Purchase.

The Offer for Shares is conditioned upon at least 50% of the Shares offered for tender in the Offer being tendered. The Offer for Cash Pre-Funded Warrants and Cryptocurrency Pre-Funded Warrants is conditioned upon at least 50% of the Cash Pre-Funded Warrants and Cryptocurrency Pre-Funded Warrants being tendered on a combined basis. The Offer for Strategic Warrants is conditioned upon at least 50% of the Strategic Warrants offered for tender in the Offer being tendered. For the avoidance of doubt, (i) the Offer for Shares is not conditioned upon any minimum number of Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants or Strategic Warrants being tendered, (ii) the Offer for Cash Pre-Funded Warrants and Cryptocurrency Pre-Funded Warrants is not conditioned upon any minimum number of Shares or Strategic Warrants being tendered, (iii) the Offer for Strategic Warrants is not conditioned upon any minimum number of Shares, Cash Pre-Funded Warrants or Cryptocurrency Pre-Funded Warrants being tendered and (iv) the Offer for Cash Stapled Warrants and Cryptocurrency Stapled Warrants is not conditioned upon any minimum number of Shares, Pre-Funded Warrants or Strategic Warrants being tendered.

The Offer is not subject to a financing condition. The Offer is subject to a number of other conditions described in greater detail in Section 7.

How do I tender my Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants?

If you want to tender all or part of your Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants you must do one of the following before the Expiration Date:

●	if your Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, contact the nominee and request that the nominee tender your Shares for you. Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the Offer. Accordingly, beneficial owners desiring to participate in the Offer should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the Offer;

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●	if you hold Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants in book-entry form registered in your own name, complete and sign a Letter of Transmittal for Common Stock or Letter of Transmittal for Pre-Funded Warrants and Strategic Warrants or Letter of Transmittal for Stapled Warrants, as applicable, according to its instructions, and deliver it, together with any required signature guarantees and any other documents required by the Letter of Transmittal, to MacKenzie Partners, Inc., the Depositary for the Offer, at the address appearing on the back cover page of this Offer to Purchase;

●	if you are an institution participating in The Depository Trust Company, which we call the “Book-Entry Transfer Facility” in this Offer to Purchase, tender your Shares according to the procedures for book-entry transfer described in Section 3; or

●	if you are a holder of warrants (other than the Pre-Funded Warrants, Strategic Warrants or Stapled Warrants) or options you may exercise your warrants or options and tender any of the Shares issued upon such exercise. You must exercise your warrants or options sufficiently in advance of the Expiration Date to receive your Shares in order to tender them in the Offer. An exercise of a warrant or an option cannot be revoked, even if Shares received upon the exercise thereof are tendered in the Offer but are not purchased in the Offer for any reason.

We are not making the Offer to, and will not accept any tendered Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants from, shareholders or warrantholders in any jurisdiction where it would be illegal to do so. However, we may, at our discretion and subject to applicable law, take any actions necessary for us to make the Offer to shareholders and warrantholders in any such jurisdiction.

You may contact the Information Agent or your broker, dealer, commercial bank, trust company or other nominee for assistance. The contact information for the Information Agent is set forth on the back cover of this Offer to Purchase. See Section 3 and the Instructions to the applicable Letter of Transmittal.

May I tender only a portion of the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants that I hold?

Yes. You do not have to tender all of the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants you own to participate in the Offer. See “Section 14. Material U.S. Federal Income Tax Consequences – Non.US. Holders”.

Once I have tendered Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants in the Offer, can I withdraw my tender?

Yes. You may withdraw any Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants that you have tendered at any time before the Expiration Date, unless we extend the Offer, in which case you can withdraw your Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants until the expiration of the Offer as extended. If we have not accepted for payment the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants you have tendered to us, you may also withdraw your Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants at any time after the Expiration Date, unless we extend the Offer, in which case you can withdraw your Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants until the expiration of the Offer as extended. See Section 4.

How do I withdraw Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants I previously tendered?

If you are a registered holder of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants to properly withdraw your Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants, you must deliver on a timely basis a written notice of your withdrawal to the Depositary at one of the addresses appearing on the back cover of this Offer to Purchase. Your notice of withdrawal must specify your name, the number of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants to be withdrawn and the name of the registered holder of the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants. Some additional requirements apply if your Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants have been tendered under the procedure for book-entry transfer set forth in Section 3. If you hold Shares through a broker, dealer, commercial bank, trust company or similar institution, any notice of withdrawal must be coordinated through that institution, and you should consult that institution on the procedures you must comply with and the time by which such procedures must be completed in order for that institution to provide a written notice of withdrawal. See Section 4. If you originally tendered your Shares through a broker, dealer, commercial bank, trust company or other nominee, any notice of withdrawal must be coordinated through your nominee.

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How will the Offer affect the number of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants outstanding and the number of record holders?

As of October 26, 2026, there were 50,854,199 shares of Common Stock issued and outstanding. If the Offer is fully subscribed, we would purchase 48,311,489 Shares, which would represent approximately 95% of the issued and outstanding Shares as of October 26, 2026.

As of October 26, 2026, there were an aggregate of 5,137,615 Cash Pre-Funded Warrants issued and outstanding. If the Offer is fully subscribed, we would purchase 5,137,615 Cash Pre-Funded Warrants.

As of October 26, 2026, there were an aggregate of 10,463,001 Cryptocurrency Pre-Funded Warrants issued and outstanding. If the Offer is fully subscribed, we would purchase 10,463,001 Cryptocurrency Pre-Funded Warrants.

As of October 26, 2026, there were an aggregate of 4,163,467 Strategic Warrants issued and outstanding. If the Offer is fully subscribed, we would purchase 3,955,293 Strategic Warrants, which would represent approximately 95% of the issued and outstanding Strategic Warrants as of October 26, 2026.

As of October 26, 2026, there were an aggregate of 41,054,034 Cash Stapled Warrants issued and outstanding. If the Offer is fully subscribed, we would purchase 41,054,034 Cash Stapled Warrants.

As of October 26, 2026, there were an aggregate of 22,159,638 Cryptocurrency Stapled Warrants issued and outstanding. If the Offer is fully subscribed, we would purchase 22,159,638 Cryptocurrency Stapled Warrants.

To the extent that any of our shareholders or warrantholders, as applicable:

●	who hold Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants in their own name as holders of record; or

●	who are participants in the Depository Trust Company’s system whose names appear on a security position listing, tender their Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants in full and that tender is accepted in full, then the number of our record holders of shares of common stock, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants, would be reduced.

Shareholders and warrantholders, as applicable who do not have their Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants purchased in the Offer will realize an increase in their relative ownership interest in the Company following the Offer if we purchase Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants in the Offer.

Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants acquired pursuant to the Offer will be cancelled and will reduce the number of shares outstanding.

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Has the Company or its Board of Directors adopted a position on the Offer?

The Board has determined that this Offer is in the best interest of the Company and all of our shareholders, and has unanimously approved the Offer. However, neither we, nor the members of our Board, or the Depositary or Information Agent makes any recommendation to you as to whether you should tender or refrain from tendering your Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants. You must make your own decision as to whether to tender your Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants and, if so, how many Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants to tender. In so doing, you should read carefully the information in this Offer to Purchase and in the related Letter of Transmittal, including our reasons for making the Offer. You should discuss whether to tender your Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants with your broker or other financial or tax advisors.

If I decide not to tender, how will the Offer affect my Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants?

Shareholders or warrantholders who choose not to tender their Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants will own a greater percentage interest in our outstanding Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants following the consummation of the Offer.

Following the Offer, will the Company continue as a public company?

Yes. The completion of the Offer in accordance with its terms and conditions will not cause the Company to be delisted from NASDAQ or to stop being subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It is a condition of our obligation to purchase Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants pursuant to the Offer that we determine that there is not a reasonable likelihood that such purchase will cause the shares to be subject to delisting from NASDAQ. See Section 7. Our Common Stock is registered under Section 12(b) of the Exchange Act, and therefore we are subject to the reporting requirements of the Exchange Act. Our Common Stock will continue to be registered under Section 12(b) of the Exchange Act following the completion of the Offer in accordance with its terms and conditions. See Section 12.

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Will the Company’s directors and executive officers tender Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants in the Offer?

Our directors and executive officers are entitled to participate in the Offer in the same manner as all of our other shareholders and warrantholders. At this time, none of our directors or executive officers, other than Soren Bo Christiansen, MD, have indicated that they expect to participate in the Offer. If at any time following the date hereof any director or executive officer determines they elect to participate in the Offer, we will make public disclosure of such intention. Our directors and executive officers may, from time to time, and in compliance with applicable law, sell their Shares (or shares underlying Pre-Funded Warrants, Strategic Warrants or Stapled Warrants, once exercised) in open market transactions at prices that may or may not be more favorable than the Purchase Price. The Strategic Warrants are held by Sol Markets, a related party of the Company. Sol Markets is wholly-owned and controlled by James Zhang, the brother of Alice Zhang, our Chief Investment Officer and director. See Section 11.

What is the recent market price of my Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants?

On October 27, 2026, the closing price per Share of our Common Stock on Nasdaq was $2.91. You are urged to obtain current market quotations for the Shares before deciding whether to tender your Shares. See Section 8. None of the Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants are listed or traded on any national securities exchange or any other market.

When will the Company pay for the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants I tender?

We will pay the Purchase Price, less any applicable withholding taxes and without interest, for the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants we purchase promptly after the Expiration Date. We will announce the preliminary results of the Offer, including preliminary information about any expected proration, on the next business day following the Expiration Date. We do not expect to announce the final results of any proration and to begin paying for tendered Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants until after the Expiration Date. We will pay for the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants accepted for purchase by depositing the aggregate Purchase Price with the Depositary promptly after the Expiration Date. The Depositary will act as your agent and will transmit to you the payment for all of your Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants accepted for payment. See Section 1 and Section 5.

If I am a holder of warrants (other than the Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants) or stock options, how do I participate in the Offer?

If you are a holder of warrants (other than the Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants) or stock options, you may only tender Shares that you have acquired through settlement or exercise of such warrants or stock options prior to the Expiration Date.

Will I have to pay brokerage commissions if I tender my Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants?

If you are a registered shareholder or warrantholder and you tender your Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants directly to the Depositary, you will not incur any brokerage commissions. If you hold Shares through a broker, dealer, commercial bank, trust company or other nominee, that person may charge you a fee for doing so. You should consult with your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply. See the Introduction and Section 3.

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Does the Company intend to repurchase any Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants other than pursuant to the Offer during or after the Offer?

Rule 13e-4 and Rule 14e-5 of the Exchange Act generally prohibit us and our affiliates from purchasing any Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants, other than pursuant to the Offer, during the Offer and for the period ending ten (10) business days after the expiration or termination of the Offer.

The Company has no present plans to repurchase Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants following the conclusion of the ten-business day period following the Expiration Date. Whether we make any additional purchases will depend on many factors, including, without limitation, the number of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants, if any, that we purchase in the Offer, our business and financial performance and condition, the business and market conditions at the time, including the market price of the Shares, and such other factors as we may consider relevant. Any of these purchases may be on the same terms as, or on terms more or less favorable to shareholders or warrantholders than, the terms of the Offer.

What are the U.S. federal income tax consequences if I tender my Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants?

Generally, if you are a U.S. Holder (as defined in Section 14), your receipt of cash from us in exchange for the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants you tender will be a taxable transaction for U.S. federal income tax purposes. The cash you receive for your tendered Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants or Strategic Warrants (which, for federal income tax purposes, should all be treated the same as “Shares” and thus references to “Shares” below are deemed to include the Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants or Strategic Warrants) will generally be treated for U.S. federal income tax purposes either as consideration received in respect of a sale or exchange of the Shares purchased by us or as a distribution from us in respect of Shares. The cash you receive for your Cash Stapled Warrants or Cryptocurrency Stapled Warrants will generally be treated for U.S. federal income tax purposes either as consideration received in respect of a sale or exchange of such Cash Stapled Warrants or Cryptocurrency Stapled Warrants. See Section 14 for a more detailed discussion of the tax treatment of the Offer. We urge you to consult your own tax advisor as to the particular tax consequences to you of the Offer.

If you are a Non-U.S. Holder (as defined in Section 14), subject to applicable law, the Company does not intend to withhold U.S. federal income tax from payments made to you pursuant to the Offer. See Section 14 for a more detailed discussion of the tax treatment of the Offer. Non-U.S. Holders are urged to consult their tax advisors regarding the tax consequences to Non-U.S. Holders of the Offer including (but not limited to) the application of U.S. federal income tax withholding and backup withholding, including eligibility for a withholding tax reduction or exemption and the refund procedure.

Will I have to pay stock transfer tax if I tender my Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants or Cash Stapled Warrants or Cryptocurrency Stapled Warrants?

If you instruct the Depositary in the applicable Letter of Transmittal to make the payment for tendered Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants to the registered holder of such Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants, you will not incur any share transfer tax. If you give special instructions to the Depositary in connection with your tender of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants, then share transfer taxes may apply. See Section 5.

Who can I talk to if I have questions?

If you have any questions regarding the Offer, please contact the Information Agent. Contact information for the Information Agent is set forth on the back cover of this Offer to Purchase.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Offer to Purchase contains “forward-looking statements” that are based on current expectations, estimates, forecasts and assumptions and are subject to risks and uncertainties. Words such as “anticipate,” “assume,” “began,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “would” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and relate to, among other things:

●	the completion of the Offer,

●	The continued listing of our Common Stock on Nasdaq;

●	the estimated number of Shares of our Common Stock, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants or Cash Stapled Warrants or Cryptocurrency Stapled Warrants to be purchased as a result of the Offer;

●	the expected cost to us of completing the Offer, including the estimated amount to be paid to holders of Shares of our Common Stock, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants who tender their Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants in the Offer and the other related costs of the Offer; and

●	the benefits to the Company and the Company’s shareholders and warrantholders that we expect to realize after completing the Offer.

All forward-looking statements speak only as of the date on which they are made. Such forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including, without limitation, the following:

●	the occurrence of any event, change, or other circumstances that could give rise to the abandonment of the Offer;

●	the commencement of any legal proceedings relating to the Offer, and the outcome of any such proceedings that may be instituted;

●	the amount of the costs, fees, expenses, and charges that we incur in connection with the Offer; and

●	our inability to realize the operational benefits we expect to achieve as a result of the Offer.

We caution that the foregoing list of factors is not exclusive, and new factors may emerge, or changes to the foregoing factors may occur, that could impact our business. We do not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this Offer to Purchase, except to the extent required by applicable law. For a more detailed discussion of these and other factors that may affect our business, see the discussions in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, and June 30, 2026.

You should carefully consider the cautionary statements contained or referred to in this section in connection with the forward looking statements contained in this Offer to Purchase or the documents incorporated by reference into this Offer to Purchase and any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. You should not place undue reliance on the forward-looking statements, which speak only as to the date of this Offer to Purchase or the date of documents incorporated by reference.

In addition, please refer to the documents incorporated by reference into this Offer to Purchase (see Section 10) for additional information on risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements or that may otherwise impact our Company and business. Any statement contained in a document incorporated herein by reference into this Offer to Purchase shall be deemed to be modified or superseded to the extent such statement is modified or superseded in this Offer to Purchase. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offer to Purchase.

Notwithstanding anything in this Offer to Purchase, the Letters of Transmittal or any document incorporated by reference into this Offer to Purchase, the safe harbor protections of the Private Securities Litigation Reform Act of 1995 do not apply to statements made in connection with a tender offer.

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INTRODUCTION

To the Holders of Our Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants:

We invite our shareholders to tender up to SkyAI, Inc., a Nevada corporation (the “Company,” “SkyAI,” “we,” “our” or “us”), is offering (“Offer”) to purchase up to 48,311,489 shares of its issued and outstanding shares of common stock, par value $0.0001 per share (each, a “Share,” and collectively, “Shares”), including the associated preferred share purchase rights (each, a “Right,” and collectively, “Rights”) issued pursuant to the Rights Plan, by and between the Company and VStock Transfer LLC, as rights agent, up to 5,137,615 cash pre-funded warrants to purchase shares of common stock, issued on August 25, 2025 (“Cash Pre-Funded Warrants”), up to 10,463,001 cryptocurrency pre-funded warrants to purchase shares of common stock issued on August 25, 2025 (“Cryptocurrency Pre-Funded Warrants” and together with the Cash Pre-Funded Warrants, the “Pre-Funded Warrants”, and each, a “Pre-Funded Warrant”), up to 3,955,293 strategic warrants to purchase shares of common stock issued on August 28, 2025 (the “Strategic Warrants”), each at a purchase price of $3.00 per share, in the case of the Common Stock (less $0.0001 in the case of the Pre-Funded warrants and Strategic Warrants) (“Initial Purchase Price”) to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of this Offer to Purchase, as amended, and up to 41,054,034 cash stapled warrants issued pursuant to the securities purchase agreements entered into by the Company dated August 25, 2025 (“Cash Stapled Warrants”) and up to 22,159,638 cryptocurrency stapled warrants issued pursuant to the cryptocurrency securities purchase agreements dated August 25, 2025 (“Cryptocurrency Stapled Warrants” and together with the Cash Stapled Warrants, the “Stapled Warrants”) and each at a purchase price of $0.17 per Stapled Warrant (the “Stapled Warrants Purchase Price” and together with the Initial Purchase Price, the “Purchase Price”) to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of this Offer to Purchase (together with any amendments or supplements thereto, the “Offer to Purchase”), in the related Letter of Transmittal for Common Stock (together with any amendments or supplements thereto, the “Letter of Transmittal for Common Stock”), Letter of Transmittal for Pre-Funded Warrants and Strategic Warrants (together with any amendments or supplements thereto, the “Letter of Transmittal Pre-Funded Warrants and Strategic Warrants”) and Letter of Transmittal for Stapled Warrants (together with any amendments or supplements thereto, the “Letter of Transmittal Stapled Warrants”) together with the Letter of Transmittal for Common Stock and Letter of Transmittal for Pre-Funded Warrants and Strategic Warrants, the “Letters of Transmittal” and each a “Letter of Transmittal”) and in other related materials as may be amended or supplemented from time to time (collectively, with the Offer to Purchase and Letter of Transmittal, the “Offer”). In accordance with the rules of the Securities and Exchange Commission (“SEC”), if more than 48,311,489 Shares or 3,955,293 Strategic Warrants are properly tendered in the Offer, we may increase the number of Shares or Strategic Warrants accepted for payment in the Offer by no more than 2% of the outstanding Shares or Strategic Warrants, as applicable, without extending the Offer.

We may not purchase all of the Shares or Strategic Warrants properly tendered because of proration provisions described in this Offer to Purchase.

Upon the terms and subject to the conditions of the Offer, if 48,311,489 Shares or less, 5,137,615 Cash Pre-Funded Warrants or less, 10,463,001 Cryptocurrency Pre-Funded Warrants or less or 3,955,293 Strategic Warrants or less, 41,054,034 Cash Stapled Warrants or less, 22,159,638 Cryptocurrency Stapled Warrants or less, are properly tendered and not properly withdrawn, we will purchase all Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants properly tendered and not properly withdrawn prior to the Expiration Date. Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants not purchased in the Offer, including Shares or Strategic Warrants not purchased because of proration, will be returned to the tendering shareholders and warrantholders promptly after the Expiration Date. See Section 1.

The Offer will expire at one minute after 11:59 P.M., New York City time, on November 12, 2026, unless extended (such date and time, as they may be extended, the “Expiration Date”) or earlier terminated. When used together with a specific time, the term Expiration Date refers to the date on which the Offer expires.

In accordance with the rules of the SEC, we may purchase in the Offer up to an additional 2% of our outstanding Shares or Strategic Warrants, as applicable, without amending or extending the Offer. We expressly reserve the right, in our sole discretion, to increase or decrease the aggregate number of Shares or Strategic Warrants sought in the Offer or otherwise amend the Offer, subject to applicable legal requirements. See Section 1 and Section 15.

Tendering shareholders and warrantholders whose Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, or Cash Stapled Warrants or Cryptocurrency Stapled Warrants are registered in their own names and who tender directly to MacKenzie Partners, Inc., the Depositary for the Offer, will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 7 to the Letter of Transmittal, stock transfer taxes on the purchase of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants by us under the Offer. If you own your Shares through a broker, dealer, commercial bank, trust company or other nominee and that person tenders your Shares on your behalf, that person may charge you a fee for doing so. You should consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply.

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The Offer for Shares is conditioned upon at least 50% of the Shares offered for tender in the Offer being tendered. The Offer for Cash Pre-Funded Warrants and Cryptocurrency Pre-Funded Warrants is conditioned upon at least 50% of the Cash Pre-Funded Warrants and Cryptocurrency Pre-Funded Warrants being tendered on a combined basis. The Offer for Strategic Warrants is conditioned upon at least 50% of the Strategic Warrants offered for tender in the Offer being tendered. For the avoidance of doubt, (i) the Offer for Shares is not conditioned upon any minimum number of Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants or Strategic Warrants being tendered, (ii) the Offer for Cash Pre-Funded Warrants and Cryptocurrency Pre-Funded Warrants is not conditioned upon any minimum number of Shares or Strategic Warrants being tendered, (iii) the Offer for Strategic Warrants is not conditioned upon any minimum number of Shares, Cash Pre-Funded Warrants or Cryptocurrency Pre-Funded Warrants being tendered and (iv) the Offer for Cash Stapled Warrants and Cryptocurrency Stapled Warrants is not conditioned upon any minimum number of Shares, Pre-Funded Warrants or Strategic Warrants being tendered.

The Offer is not subject to a financing condition. The Offer is, however, subject to a number of other conditions. See Section 7.

OUR BOARD OF DIRECTORS HAS AUTHORIZED US TO MAKE THE OFFER. HOWEVER, NONE OF THE COMPANY, THE MEMBERS OF OUR BOARD OF DIRECTORS, MACKENZIE PARTNERS, INC., THE DEPOSITARY AND INFORMATION AGENT, MAKES ANY RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR SHARES, CASH PRE-FUNDED WARRANTS, CRYPTOCURRENCY PRE-FUNDED WARRANTS, STRATEGIC WARRANTS, CASH STAPLED WARRANTS OR CRYPTOCURRENCY STAPLED WARRANTS. NEITHER WE NOR ANY MEMBER OF OUR BOARD OF DIRECTORS, THE DEPOSITARY OR INFORMATION AGENT HAVE AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION WITH RESPECT TO THE OFFER. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES, CASH PRE-FUNDED WARRANTS, CRYPTOCURRENCY PRE-FUNDED WARRANTS, STRATEGIC WARRANTS, CASH STAPLED WARRANTS OR CRYPTOCURRENCY STAPLED WARRANTS AND, IF SO, HOW MANY SHARES, CASH PRE-FUNDED WARRANTS, CRYPTOCURRENCY PRE-FUNDED WARRANTS, STRATEGIC WARRANTS, CASH STAPLED WARRANTS OR CRYPTOCURRENCY STAPLED WARRANTS TO TENDER. WE RECOMMEND THAT YOU CONSULT YOUR OWN FINANCIAL AND TAX ADVISORS, AND READ CAREFULLY AND EVALUATE THE INFORMATION IN THIS OFFER TO PURCHASE AND IN THE LETTER OF TRANSMITTAL, INCLUDING OUR REASONS FOR MAKING THE OFFER, BEFORE TAKING ANY ACTION WITH RESPECT TO THE OFFER. SEE SECTION 2.

Our directors and executive officers are entitled to participate in the Offer on the same basis as all other shareholders and one or more of such persons may, but are under no obligation to, do so. The proportional holdings of any director or executive officer that does not participate in the Offer will increase following the consummation of the Offer. After termination of the Offer, our directors and executive officers may, in compliance with applicable law, sell their shares in open market transactions after the Offer at prices that may or may not be more favorable than the purchase price to be paid to our shareholders in the Offer. See Section 11.

Section 14 describes material U.S. federal income tax consequences of a sale of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants, Cryptocurrency Stapled Warrants under the Offer.

As of October 26, 2026, there were 50,854,199 shares issued and outstanding. The 48,311,489 Shares and associated Rights that we are offering to purchase hereunder represent approximately 95% of the total number of our outstanding Shares as of October 26, 2026. If the Offer is fully subscribed, we would have approximately 2,542,710 Shares outstanding immediately following the purchase of Shares tendered in the Offer. The actual number of Shares outstanding immediately following completion of the Offer will depend on the number of Shares tendered and purchased in the Offer.

As of October 26, 2026, there were an aggregate of 5,137,615 Cash Pre-Funded Warrants issued and outstanding. If the Offer is fully subscribed, we would purchase all 5,137,615 Cash Pre-Funded Warrants.

As of October 26, 2026, there were an aggregate of 10,463,001 Cryptocurrency Pre-Funded Warrants issued and outstanding. If the Offer is fully subscribed, we would purchase all 10,463,001 Cryptocurrency Pre-Funded Warrants.

As of October 26, 2026, there were an aggregate of 4,163,467 Strategic Warrants issued and outstanding. If the Offer is fully subscribed, we would purchase 3,955,293 Strategic Warrants, which would represent approximately 95% of the issued and outstanding Strategic Warrants as of October 26, 2026.

As of October 26, 2026, there were an aggregate of 41,054,034 Cash Stapled Warrants issued and outstanding. If the Offer is fully subscribed, we would purchase all 41,054,034 Cash Stapled Warrants.

As of October 26, 2026, there were an aggregate of 22,159,638 Cryptocurrency Stapled Warrants issued and outstanding. If the Offer is fully subscribed, we would purchase all 22,159,638 Cryptocurrency Stapled Warrants

As of October 26, 2026, an aggregate of 1,837,904 shares were subject to currently outstanding options and 91,616 shares were issuable upon conversion of outstanding warrants (excluding Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants).

The Shares are listed and traded on Nasdaq under the symbol “SKYA.” On October 27, 2026, the closing price per share of our Common Stock on Nasdaq was $2.91. Shareholders are urged to obtain current market quotations for the Shares before deciding whether to tender their Shares. See Section 8. The Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants are not listed or traded on any national securities exchange or any other market.

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THE TENDER OFFER

1. Number of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants; Proration

General

Upon the terms and subject to the conditions of the Offer, if 48,311,489 Shares or less, 5,137,615 Cash Pre-Funded Warrants or less, 10,463,001 Cryptocurrency Pre-Funded Warrants or less or 3,955,293 Strategic Warrants or less, 41,054,034 Cash Stapled Warrants or less, or 22,159,638 Cryptocurrency Stapled Warrants or less are properly tendered and not properly withdrawn prior to the Expiration Date, we will purchase all Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants properly tendered and not properly withdrawn.

The term “Expiration Date” means one minute after 11:59 P.M., New York City time, on November 12, 2026, unless we, in our sole discretion, shall have extended the period of time during which the Offer will remain open, in which event the term “Expiration Date” shall refer to the latest time and date at which the Offer, as so extended by us, shall expire or unless we terminate the Offer earlier. When used together with a specific time, the term Expiration Date refers to the date on which the Offer expires. See Section 15 for a description of our right to extend, delay, terminate or amend the Offer.

We will only purchase Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants properly tendered and not properly withdrawn. However, because of the proration provisions described in this Offer to Purchase, we may not purchase all of the Shares or Strategic Warrants tendered if more than 48,311,489 Shares or 3,955,293 Strategic Warrants are properly tendered and not properly withdrawn. In the event of an over-subscription of the Offer as described below, Shares or Strategic Warrants properly tendered prior to the Expiration Date will be subject to proration. The proration period and withdrawal rights also expire on the Expiration Date. We will return all Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants tendered and not purchased pursuant to the Offer, including Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants, to the tendering shareholders and warrantholders at our expense promptly following the Expiration Date.

We expressly reserve the right, in our sole discretion, to increase or decrease the number of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants sought in the Offer, subject to applicable law. In accordance with the rules of the SEC, if more than 48,311,489 Shares or more than 3,955,293 Strategic Warrants are tendered in the Offer, we may increase the number of Shares accepted for payment in the Offer by no more than 2% of the outstanding Shares (approximately 1,017,083 Shares, based on 50,854,199 issued and outstanding Shares as of October 26, 2026), or Strategic Warrants (approximately 83,269 Strategic Warrants, based on 4,163,467 issued and outstanding Strategic Warrants as of October 26, 2026) without extending or amending the Offer. However, if we purchase an additional number of Shares or Strategic Warrants in excess of 2% of the outstanding Shares and Strategic Warrants, as applicable, we will amend and extend the Offer to the extent required by applicable law. See Section 15.

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Throughout the Offer, certain information relating to the trading price of our Shares shall be available via the Information Agent at the address and telephone number set forth on the back cover page of this Offer to Purchase. We will announce the preliminary results of the Offer, including preliminary information about any expected proration, by press release as promptly as practicable after it has been determined. Such press release will also be filed as an amendment to our Issuer Tender Offer Statement on Schedule TO (the “Schedule TO”) that we have filed with the SEC relating to the Offer. We do not expect, however, to announce the final results of any proration and to begin paying for tendered Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants until after the Expiration Date.

The Offer for Shares is conditioned upon at least 50% of the Shares offered for tender in the Offer being tendered. The Offer for Cash Pre-Funded Warrants and Cryptocurrency Pre-Funded Warrants is conditioned upon at least 50% of the Cash Pre-Funded Warrants and Cryptocurrency Pre-Funded Warrants being tendered on a combined basis. The Offer for Strategic Warrants is conditioned upon at least 50% of the Strategic Warrants offered for tender in the Offer being tendered. For the avoidance of doubt, (i) the Offer for Shares is not conditioned upon any minimum number of Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants or Strategic Warrants being tendered, (ii) the Offer for Cash Pre-Funded Warrants and Cryptocurrency Pre-Funded Warrants is not conditioned upon any minimum number of Shares or Strategic Warrants being tendered, (iii) the Offer for Strategic Warrants is not conditioned upon any minimum number of Shares, Cash Pre-Funded Warrants or Cryptocurrency Pre-Funded Warrants being tendered, and (iv) the Offer for Cash Stapled Warrants and Cryptocurrency Stapled Warrants is not conditioned upon any minimum number of Shares, Pre-Funded Warrants or Strategic Warrants being tendered.

The Offer is not subject to a financing condition. The Offer is, however, subject to a number of other conditions. See Section 7.

Proration

If proration of tendered Shares or Strategic Warrants is required, we will determine the proration for each shareholder or warrantholder tendering Shares or Strategic Warrants, if any, promptly following the Expiration Date. Proration for each shareholder or warrantholder tendering Shares or Strategic Warrants will be based on the ratio of the number of Shares or Strategic Warrants properly tendered and not properly withdrawn by such shareholder or warrantholder to the total number of Shares or Strategic Warrants properly tendered and not properly withdrawn by all shareholders, subject to adjustment to avoid the purchase of fractional shares (in each instance, on a class-by-class basis in accordance with Rule 13e-4(f)(3)). Due to the difficulty in determining the number of Shares or Strategic Warrants properly tendered and not properly withdrawn, we expect that we will not be able to announce the final proration for each shareholder or warrantholder or commence payment for any Shares or Strategic Warrants purchased pursuant to the Offer until after the Expiration Date. The preliminary results of any proration will be announced by press release as promptly as practicable after the Expiration Date.

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This Amended Offer to Purchase and the Amended Letters of Transmittal will be mailed to record holders of the Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants and will be furnished to brokers, dealers, commercial banks, trust companies and other nominees and similar persons whose names, or whose nominees’ names, appear on our shareholder list or, if applicable, who are listed as participants in a clearing agency’s security position listing for subsequent transmittal to beneficial owners of Shares.

2. Purpose of the Offer; Certain Effects of the Offer; Other Plans

Purpose of the Offer

We are conducting a tender offer for up to 48,311,489 shares of our Common Stock, including associated preferred share purchase rights attached thereto, up to 5,137,615 Cash Pre-Funded Warrants, up to 10,463,001 Cryptocurrency Pre-Funded Warrants, up to 3,955,293 Strategic Warrants to purchase shares of Common Stock, up to 41,054,034 Cash Stapled Warrants and up to 22,159,638 Cryptocurrency Stapled Warrants which we may accept for payment in the Offer, subject to certain limitations and legal requirements, the terms of which Offer were approved by our Board of Directors on October 11, 2026 and October 27, 2026. Our Board of Directors has determined that the Offer is a prudent use of our existing cash available and other financial resources and delivers value to our shareholders. Our Board of Directors has also determined that a cash tender offer is an appropriate mechanism to return capital to shareholders and warrantholders that seek liquidity under current market conditions while, at the same time, allowing shareholders and warrantholders who do not participate in the Offer to share in a higher portion of our future potential.

Each Cash Pre-Funded Warrant, Cryptocurrency Pre-Funded Warrant and Strategic Warrant is currently exercisable for one Share at an exercise price of $0.0001 per Share. We have included the Cash Pre-Funded Warrants, the Cryptocurrency Pre-Funded Warrants and the Strategic Warrants in the Offer so that their holders can sell them directly at the Purchase Price, net of the $0.0001 exercise price, without first exercising them. Many of these warrants contain beneficial ownership limitations of 4.99% or 9.99% that would prevent some holders from exercising them in full before the Expiration Date.

Each Cash Stapled Warrant and Cryptocurrency Stapled Warrant is currently exercisable for one Share at an exercise price of $9.75 per Share. We have included the Stapled Warrants in the Offer so that their holders can sell them directly at the Purchase Price of $0.17, without first exercising them. Many of these warrants contain beneficial ownership limitations of 4.99% or 9.99% that would prevent some holders from exercising them in full before the Expiration Date.

In approving the Offer, the Board of Directors, considered, among other things: (i) the Purchase Price for Shares, Pre-Funded Warrants and Strategic Warrants represents a premium of approximately 65% to the closing price of our Common Stock on Nasdaq of $1.82 on October 9, 2026, the last trading day before we announced our intention to make the Offer, and a premium of more than 100% to the 60-day volume-weighted average price of our Common Stock to that date; (ii) the Offer is made to all holders of each class on the same terms, and each holder can decide whether to sell, how much to sell or whether to keep its investment; (iii) holders of large positions can sell without depressing the trading price of the Common Stock; and (iv) the Offer is funded from cash on hand, including the proceeds of sales of our SOL, and does not require any borrowing.

We have limited the Offer to 95% of each of Shares and Strategic Warrants so that, if the Offer is fully subscribed, approximately 2,542,710 Shares, and warrants exercisable for approximately 208,174 Shares, remain outstanding, and so that we retain cash after the Offer. We intend for our Common Stock to remain listed on the Nasdaq Capital Market and registered under the Exchange Act after the Offer.

After the Offer, we intend to use our remaining cash to develop and launch our agentic AI financial platform, to pay our operating expenses, and to meet our existing obligations.

The Offer provides shareholders (particularly those who, because of the size of their shareholdings, might not be able to sell their Shares, or Shares underlying Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants without potential disruption to the share price) with an opportunity to obtain liquidity with respect to all or a portion of their Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants, without potential disruption to the share price and without incurring broker’s fees or commissions associated with open market sales. If you are a registered shareholder or warrantholder and you tender your Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants directly to the Depositary, you will not incur any brokerage commissions. If you hold Shares through a broker, dealer, commercial bank, trust company or other nominee, that entity may charge you a fee for doing so. You should consult with your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply. In addition, if we complete the Offer, shareholders who do not participate in the Offer will automatically increase their relative percentage ownership interest in us and our future operations at no additional cost to them.

We do not have any current plans to conduct additional tender offers or otherwise purchase additional Shares of Common Stock. However, there can be no assurances that we will not do so in the future based on our evaluation of future market conditions and what we believe to be in the best interests of our shareholders.

OUR BOARD OF DIRECTORS HAS AUTHORIZED US TO MAKE THE OFFER. HOWEVER, NONE OF THE COMPANY, THE MEMBERS OF OUR BOARD OF DIRECTORS, nor THE DEPOSITARY OR INFORMATION AGENT HAS MADE ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR SHARES, CASH PRE-FUNDED WARRANTS, CRYPTOCURRENCY PRE-FUNDED WARRANTS,STRATEGIC WARRANTS, CASH STAPLED WARRANTS OR CRYPTOCURRENCY STAPLED WARRANTS. NONE OF THE COMPANY, THE MEMBERS OF OUR BOARD OF DIRECTORS, NOR THE DEPOSITARY OR INFORMATION AGENT HAS AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR SHARES, CASH PRE-FUNDED WARRANTS, CRYPTOCURRENCY PRE-FUNDED WARRANTS, STRATEGIC WARRANTS, CASH STAPLED WARRANTS OR CRYPTOCURRENCY STAPLED WARRANTS. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES, CASH PRE-FUNDED WARRANTS, CRYPTOCURRENCY PRE-FUNDED WARRANTS, STRATEGIC WARRANTS, CASH STAPLED WARRANTS OR CRYPTOCURRENCY STAPLED WARRANTS AND, IF SO, HOW MANY SHARES, CASH PRE-FUNDED WARRANTS, CRYPTOCURRENCY PRE-FUNDED WARRANTS,STRATEGIC WARRANTS, CASH STAPLED WARRANTS OR CRYPTOCURRENCY STAPLED WARRANTS TO TENDER. WE RECOMMEND THAT YOU CONSULT YOUR OWN FINANCIAL AND TAX ADVISORS AND READ CAREFULLY AND EVALUATE THE INFORMATION IN THIS OFFER TO PURCHASE AND IN THE LETTERS OF TRANSMITTAL, INCLUDING OUR REASONS FOR MAKING THE OFFER, BEFORE TAKING ANY ACTION WITH RESPECT TO THE OFFER.

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Our directors and executive officers are entitled to participate in the Offer on the same basis as all other shareholders and one or more of such persons may, but are under no obligation to, do so. The proportional holdings of any director or executive officer that does not participate in the Offer will increase following the consummation of the Offer. After termination of the Offer, our directors and executive officers may, in compliance with applicable law, sell their shares (or shares underlying Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants, once exercised) in open market transactions after the Offer at prices that may or may not be more favorable than the purchase price to be paid to our shareholders in the Offer. See Section 11.

If the conditions to the Offer have been satisfied or waived and more than 48,311,489 Shares and 3,955,293 Strategic Warrants, have been properly tendered and not properly withdrawn prior to the Expiration Date, we will purchase such properly tendered Shares and Strategic Warrants on the basis set forth Section 1.

Certain Effects of the Offer

Shareholders or Warrantholders who do not tender their Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants pursuant to the Offer and shareholders and warrantholders who otherwise retain an equity interest in the Company as a result of a partial tender of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants or proration will continue to be owners of the Company. As a result, those shareholders and warrantholders will realize a proportionate increase in their relative equity interest (for holders of Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants upon exercise of such warrants) in the Company and, thus, in our future earnings and assets, if any, and will bear the attendant risks associated with owning our equity securities, including risks resulting from our purchase of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants. However, we may not be able to issue additional shares or equity interests in the future. Shareholders may be able to sell non-tendered shares (or shares underlying Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants, once exercised) in the future on Nasdaq or otherwise, at a net price significantly higher or lower than the purchase price in the Offer. We can give no assurance, however, as to the price at which a shareholder or warrantholder may be able to sell his or her Shares in the future. There are no material differences in the rights of security holders as a result of the transaction.

Because we will purchase up to 95% of each of the Shares and the Strategic Warrants, and up to 100% of each class of the Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants, holders who do not tender, or who tender only part of their holdings, will own a much larger percentage of the outstanding Shares after the Offer. If most holders of a class tender and a holder does not, that holder could own a majority of the outstanding Shares after the Offer and be able to control or significantly influence matters submitted to shareholders, including the election of directors. Our directors and executive officers as a group beneficially own approximately 2.3% of the outstanding Shares, almost all of which consists of Shares underlying stock options with exercise prices above the Purchase Price; they hold approximately 34,259 Shares outright. See Section 11.

A holder whose beneficial ownership rises above 15% of the outstanding Shares solely as a result of our purchases in the Offer will not trigger our shareholder rights plan. Any further acquisition of Shares by that holder after the Offer expires will trigger the rights plan.

It is a condition of the Offer that we determine there is not a reasonable likelihood that the Offer will cause the Common Stock to be delisted from Nasdaq. See Section 7. We believe that, if the Offer is fully subscribed, the Common Stock will continue to meet the Nasdaq Capital Market continued listing standards, and we do not intend to delist or deregister the Common Stock.

Shares we acquire pursuant to the Offer will be cancelled and will be available for us to issue without further shareholder action (except as required by applicable law or the rules of NASDAQ) for purposes including, without limitation, acquisitions, raising additional capital and the satisfaction of obligations under existing or future employee benefit or compensation programs or stock plans or compensation programs for directors.

The Offer will reduce our “public float” (the number of shares owned by non-affiliate shareholders and available for trading in the securities markets), and is likely to reduce the number of our shareholders. These reductions may result in lower or higher stock prices and/or reduced liquidity in the trading market for our Common Stock following completion of the Offer.

Our directors and executive officers are entitled to participate in the Offer on the same basis as all other shareholders, but are under no obligation to, do so. The proportional holdings of any director or executive officer that does not participate in the Offer will increase following the consummation of the Offer. After termination of the Offer, our directors and executive officers may, in compliance with applicable law, sell their shares (or shares underlying Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants once exercised) in open market transactions after the Offer at prices that may or may not be more favorable than the purchase price to be paid to our shareholders in the Offer. See Section 11.

Other Plans

Except as disclosed or incorporated by reference in this Offer to Purchase, we have no current definitive plans, proposals or negotiations that relate to or would result in: (a) any extraordinary transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries; (b) any purchase, sale or transfer of a material amount of our assets or those of any subsidiary; (c) any material change in our present dividend rate or policy, indebtedness or capitalization, other than the Offer; (d) any change in our present Board of Directors or management, including any plan to change the number or term of directors or to fill any vacancy on the Board; (e) any other material change in our corporate structure or business, other than completing our transition from a digital asset treasury company to an AI financial platform; (f) any class of our equity securities being delisted from a national securities exchange; (g) any class of our equity securities becoming eligible for termination of registration under Section 12(g)(4) of the Exchange Act; (h) the suspension of our obligation to file reports under Section 15(d) of the Exchange Act; (i) the acquisition by any person of additional securities of the Company, or the disposition of securities of the Company, other than the exercise of outstanding warrants and grants under our equity incentive plans; or (j) any change in our articles of incorporation, bylaws or other governing instruments, or any other action, that could impede the acquisition of control of the Company.

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Although we currently do not have any plans other than as disclosed or incorporated by reference in this Offer to Purchase that relate to or would result in any of the events discussed above, as we evaluate opportunities, we may undertake or plan actions that relate to or could result in one or more of the matters listed above. We reserve the right to change our plans and intentions at any time after the date of this Offer to Purchase, subject to our obligation to update this Offer to Purchase to reflect material changes in the information contained herein. Shareholders and Warrantholders tendering Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants in the Offer may run the risk of foregoing the benefit of any appreciation in the market price of the Shares (or shares underlying Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants, once exercised) resulting from such potential future events.

3. Procedures for Tendering Shares or Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants

Proper Tender of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants

For Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants to be properly tendered pursuant to the Offer, confirmation of receipt of such Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants pursuant to the procedure for book-entry transfer set forth below, together with a properly completed and duly executed Letter of Transmittal, including any required signature guarantees, or an “Agent’s Message” (as defined below), and any other documents required by the Letters of Transmittal, must be received before the Expiration Date by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase. Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the Offer on their behalf. Accordingly, beneficial owners desiring to participate in the Offer should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the Offer.

Shareholders holding their Shares through a broker, dealer, commercial bank, trust company or other nominee must contact the nominee in order to tender their Shares. Shareholders who hold Shares through nominees are urged to consult their nominees to determine whether transaction costs may apply if shareholders tender Shares through the nominees and not directly to the Depositary.

Signature Guarantees and Method of Delivery

No signature guarantee is required if:

●	the Letter of Transmittal is signed by the registered holder of the Shares Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants (which terms, for purposes of this Section 3, will include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants) tendered and such holder has not completed the section entitled “Special Payment Instructions” in the Letter of Transmittal, or

●	Shares are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or an “eligible guarantor institution,” as the term is defined in Exchange Act Rule 17Ad-15 (an “Eligible Institution”). See Instruction 1 of the Common Stock Letter of Transmittal.

If payment is to be made to a person other than the registered holder, then the Letter of Transmittal must be endorsed or accompanied by an appropriate stock power, signed exactly as the name of the registered holder appears on the security position listing, with the signature guaranteed by an Eligible Institution.

Payment for Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of:

●	a timely confirmation of the book-entry transfer of the Share, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants into the Depositary’s account at the Book-Entry Transfer Facility as described below;

●	one of (a) a properly completed and duly executed Letter of Transmittal, including any required signature guarantees or (b) an Agent’s Message (as defined below); and

●	any other documents required by the Letter of Transmittal.

The method of delivery of all documents, including the Letter of Transmittal and any other required documents, is at the sole election and risk of the tendering shareholder or warrantholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants will be deemed delivered only when actually received by the Depositary (including, in the case of a book-entry transfer, by book-entry confirmation). In all cases, sufficient time should be allowed to ensure timely delivery.

ALL DELIVERIES IN CONNECTION WITH THE OFFER, INCLUDING A LETTER OF TRANSMITTAL, MUST BE MADE TO THE DEPOSITARY, AND NOT TO US OR THE BOOK-ENTRY TRANSFER FACILITY. ANY DOCUMENTS DELIVERED TO US OR THE BOOK-ENTRY TRANSFER FACILITY WILL NOT BE FORWARDED TO THE DEPOSITARY AND WILL NOT BE DEEMED TO BE PROPERLY TENDERED.

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Book-Entry Delivery

The Depositary will establish an account with respect to the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants for purposes of the Offer at the Book-Entry Transfer Facility within four (4) business days after the date of this Offer to Purchase, and any financial institution that is a participant in the Book-Entry Transfer Facility’s system may make book-entry delivery of the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants by means of a book-entry transfer by causing the Book-Entry Transfer Facility to transfer Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants into the Depositary’s account in accordance with the Book-Entry Transfer Facility’s procedures for transfer. Because delivery of Shares Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants may be effected through book-entry transfer into the Depositary’s account at the book-entry transfer facility, the applicable Letter of Transmittal should not also be transmitted to the Depositary. Delivery of the Letter of Transmittal and any other required documents to the Book-Entry Transfer Facility does not constitute delivery to the Depositary.

The term “Agent’s Message” means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants that such participant has received and agrees to be bound by the terms of the applicable Letter of Transmittal and that we may enforce such agreement against the participant.

Stock Options

We are not offering, as part of the Offer, to purchase any outstanding stock options, and tenders of stock options will not be accepted. Holders of vested stock options may exercise options and tender the Shares received upon exercise in the Offer. Options must be exercised sufficiently in advance of the Expiration Date in order to have time for the exercise to settle before the Shares received upon exercise of the options may be tendered. An exercise of an option cannot be revoked, even if Shares received upon the exercise thereof are tendered in the Offer but are not purchased in the Offer for any reason.

If you are a holder of vested but unexercised options, you should evaluate this Offer to Purchase carefully to determine if participation would be advantageous to you, based on the exercise prices of your stock options, the dates of your stock option grants, the remaining term in which you may exercise your options and the provisions for prorated purchases described in Section 1.

Warrants other than Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants

We are not offering, as part of the Offer, to purchase warrants other than the Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants, and tenders of any other warrants will not be accepted. You may only tender Shares that you have acquired through settlement or exercise of such warrants. An exercise of a warrant cannot be revoked, even if Shares received upon the exercise thereof are tendered in the Offer but are not purchased in the Offer for any reason. As of October 26, 2026 the Company has warrants to purchase 91,616 Shares  of Common Stock outstanding (excluding Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants). The Company does not anticipate that any warrant holder will exercise their warrants prior to the Offer.

Return of Unpurchased Shares or Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants

If any properly tendered Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants are not purchased under the Offer or are properly withdrawn before the Expiration Date upon the terms and subject to the conditions of the Offer, the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants will either be credited to the appropriate account at the Book-Entry Transfer Facility, in each case without expense to the shareholder or warrantholder.

Determination of Validity; Rejection of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants; Waiver of Defects; No Obligation to Give Notice of Defects

All questions as to the number of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants to be accepted, the Purchase Price to be paid for Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants to be accepted and the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants will be determined by us, in our sole discretion (which may be delegated in whole or in part to the Depositary), and our determination will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction. We reserve the absolute right to reject any or all tenders of any Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants that we determine are not in proper form or the acceptance for payment of or payment for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of the Offer on or prior to the Expiration Date, or any defect or irregularity in any tender with respect to any particular Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants or any particular shareholder or warrantholder (whether or not we waive similar defects or irregularities in the case of other shareholders or warrantholders), and our interpretation of the terms of the Offer will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction. In the event a condition is waived with respect to any particular shareholder or warrantholder, the same condition will be waived with respect to all shareholders and warrantholders. No tender of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants will be deemed to have been properly made until all defects or irregularities have been cured by the tendering shareholder or warrantholder or waived by us. We will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants or Cash Stapled Warrants or Cryptocurrency Stapled Warrants. None of the Company, the Depositary or the Information Agent or any other person will be obligated to give notice of any defects or irregularities in tenders, nor will any of the foregoing incur any liability for failure to give any such notification.

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Tendering Shareholder’s and Warrantholder’s Representation and Warranty; Our Acceptance Constitutes an Agreement

It is a violation of Exchange Act Rule 14e-4 for a person acting alone or in concert with others, directly or indirectly, to tender Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants for that person’s own account unless, at the time of tender and at the end of the proration period, the person so tendering (i) has a “net long position” equal to or greater than the amount of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants tendered in (a) Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants, as applicable, or (b) other securities convertible into or exchangeable or exercisable for Shares and, upon acceptance of the tender, will acquire the Shares by conversion, exchange or exercise and (ii) will deliver or cause to be delivered the Shares in accordance with the terms of the Offer. Rule 14e-4 also provides a similar restriction applicable to a tender on behalf of another person.

A tender of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants in accordance with any of the procedures described above will constitute the tendering shareholder’s or warrantholder’s acceptance of the terms and conditions of the Offer, as well as the tendering shareholder’s warrantholder’s representation and warranty to us that (i) the shareholder or warrantholder, as applicable, has a “net long position,” within the meaning of Rule 14e-4 promulgated under the Exchange Act, in the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants as applicable or equivalent securities at least equal to the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants being tendered, and (ii) the tender of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants complies with Rule 14e-4. Our acceptance for payment of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants tendered pursuant to the Offer will constitute a binding agreement between the tendering shareholder or warrantholder, as applicable and us on the terms and subject to the conditions of the Offer, which agreement will be governed by, and construed in accordance with, the laws of the State of New York.

A tender of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants made pursuant to any method of delivery set forth herein will also constitute a representation and warranty to us that the tendering shareholder or warrantholder, as applicable, has full power and authority to tender, sell, assign and transfer the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants tendered, and that, when the same are accepted for purchase by us, we will acquire good, marketable and unencumbered title thereto, free and clear of all security interests, liens, restrictions, claims, encumbrances and other obligations relating to the sale or transfer of the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants, and the same will not be subject to any adverse claim or right.

Any such tendering shareholder or warrantholder will, on request by the Depositary or us, execute and deliver any additional documents deemed by the Depositary or us to be necessary or desirable to complete the sale, assignment and transfer of the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants tendered, all in accordance with the terms of the Offer.

All authority conferred or agreed to be conferred by delivery of the applicable Letter of Transmittal shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the tendering shareholder or warrantholder and shall not be affected by, and shall survive, the death or incapacity of such tendering shareholder or warrantholder.

4. Withdrawal Rights

You may withdraw any Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants you have tendered at any time before Expiration Date, unless we extend the Offer, in which case you can withdraw your Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants until the expiration of the Offer as extended. If we have not accepted for payment the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants you have tendered to us, you may also withdraw your Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants at any time after the Expiration Date, unless we extend the Offer, in which case you can withdraw your Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants until the expiration of the Offer as extended. If you are a registered holder of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants, for a withdrawal to be effective, a notice of withdrawal, in written form, must be received in a timely manner by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase. Any notice of withdrawal must specify the name of the tendering shareholder or warrantholder, as applicable, the number of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants to be withdrawn and the name of the registered holder of the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants. If Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants have been tendered pursuant to the procedures for book-entry transfer described in Section 3, the notice of withdrawal also must specify the name and the number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants and must otherwise comply with the Book-Entry Transfer Facility’s procedures. If a shareholder or warrantholder has used more than one applicable Letter of Transmittal or has otherwise tendered Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants in more than one group of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants, the shareholder or warrantholder, as applicable may withdraw Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants using either separate written notices of withdrawal or a combined written notice of withdrawal, so long as the information specified above is included.

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If you hold Shares through a broker, dealer, commercial bank, trust company or similar institution, you should consult that institution on the procedures you must comply with and the time by which such procedures must be completed in order for that institution to provide a written notice of withdrawal.

We will determine all questions as to the form and validity, including the time of receipt, of any notice of withdrawal, in our sole discretion (which may be delegated in whole or in part to the Depositary), which determination will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction. Neither we nor the Depositary or Information Agent or any other person will be obligated to give notice of any defects or irregularities in any notice of withdrawal, nor will any of the foregoing incur liability for failure to give any such notification. Withdrawals may not be rescinded, and any Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants properly withdrawn will be deemed not properly tendered for purposes of the Offer. However, withdrawn Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants may be re-tendered before the Expiration Date by again following one of the procedures described in Section 3.

If we extend the Offer, are delayed in our purchase of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants or are unable to purchase Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants pursuant to the Offer for any reason, then, without prejudice to our rights under the Offer, the Depositary may, subject to applicable law, retain tendered Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants on our behalf, and the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants may not be withdrawn except to the extent tendering shareholders or warrantholders are entitled to withdrawal rights as described in this Section 4. Our reservation of the right to delay payment for Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants that we have accepted for payment is limited by Exchange Act Rule 13e-4(f)(5), which requires that we must pay the consideration offered or return the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants tendered promptly after termination or withdrawal of the Offer.

If you hold Shares through a broker, dealer, commercial bank, trust company or similar institution, any notice of withdrawal must be delivered by that institution on your behalf. The Book-Entry Transfer Facility is expected to remain open until 5:00 p.m., New York City time, on the Expiration Date and institutions may be able to process withdrawals of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants through the Book-Entry Transfer Facility during that time (although there can be no assurance that this will be the case). Once the Book-Entry Transfer Facility has closed, if you beneficially own Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants or Cash Stapled Warrants or Cryptocurrency Stapled Warrants that were previously delivered through the Book-Entry Transfer Facility, then in order to properly withdraw your Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants or Cash Stapled Warrants or Cryptocurrency Stapled Warrants the institution through which your Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants are held must deliver via email a written notice of withdrawal to the Depositary at tenderoffer@mackenziepartners.com prior to the Expiration Date. It will generally not be possible to direct such an institution to submit a written notice of withdrawal once that institution has closed for the day. You should consult with such institution on the procedures that must be complied with and the time by which such procedures must be completed to ensure that the institution has ample time to submit a written notice of withdrawal on your behalf prior to the Expiration Date. Such notice of withdrawal must be in the form of the Book-Entry Transfer Facility’s notice of withdrawal, must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants and must otherwise comply with the Book-Entry Transfer Facility’s procedures. Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants can be properly withdrawn only if the Depositary receives a written notice of withdrawal directly from the relevant institution that tendered the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants through the Book-Entry Transfer Facility.

5. Purchase of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants and Payment of Purchase Price

Upon the terms and subject to the conditions of the Offer, promptly following the Expiration Date, we will accept for payment up to 48,311,489 Shares and associated Rights, up to 5,137,615 Cash Pre-Funded Warrants, up to 10,463,001 Cryptocurrency Pre-Funded Warrants, up to 3,955,293 Strategic Warrants, up to 41,054,034 Cash Stapled Warrants, up to 22,159,638 Cryptocurrency Stapled Warrants (or such greater number as we may elect to purchase, subject to applicable law). We may increase the number of Shares or Strategic Warrants accepted for payment in the Offer by no more than 2% of the outstanding Shares or Strategic Warrants, as applicable, without extending the Offer.

For purposes of the Offer, we will be deemed to have accepted for payment (and therefore be deemed to have purchased), subject to proration, Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants that are properly tendered and not properly withdrawn only when, as and if we give oral or written notice to the Depositary of our acceptance of the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants for payment pursuant to the Offer.

Upon the terms and subject to the conditions of the Offer, promptly after the Expiration Date, we will accept for payment and pay the Purchase Price per Share/Warrant for all of the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants accepted for payment in accordance with the Offer. In all cases, payment for Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants properly tendered and accepted for payment in accordance with the Offer will be made promptly, subject to possible delay due to proration, but only after timely receipt by the Depositary of:

●	a properly completed and duly executed Letter of Transmittal or an Agent’s Message in the case of book-entry transfer; and

●	any other documents required.

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We will pay for Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants purchased pursuant to the Offer by depositing the aggregate purchase price for the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants with the Depositary, which will act as agent for tendering shareholders and warrantholders for the purpose of receiving payment from us and transmitting payment to the tendering shareholders and warrantholders. In the event of proration, the Depositary will determine the proration for each shareholder or warrantholder, as applicable, tendering Shares or Strategic Warrants and pay for those tendered Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants accepted for payment promptly after the Expiration Date. Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants tendered and not purchased, including Shares or Strategic Warrants not purchased due to proration, will be credited to the account maintained with the Book-Entry Transfer Facility by the participant who delivered the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants and Cash Stapled Warrants or Cryptocurrency Stapled Warrants, to the tendering shareholder or warrantholder promptly after the expiration or termination of the Offer at our expense.

Under no circumstances will interest be paid on the Purchase Price for the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants, regardless of any delay in making payment. In addition, if certain events occur, we may not be obligated to purchase Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants pursuant to the Offer. See Section 7.

We will pay all share transfer taxes, if any, payable on the transfer to us of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants purchased pursuant to the Offer; provided, however, that if payment of the Purchase Price is to be made to, or (in the circumstances permitted by the Offer) if unpurchased Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants are to be registered in the name of, any person other than the registered holder, or if tendered Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants are registered in the name of any person other than the person signing the applicable Letter of Transmittal, the amount of all share transfer taxes, if any (whether imposed on the registered holder or the other person), will be payable on account of the transfer to that person unless evidence satisfactory to us of the payment of the share transfer taxes, or exemption from payment of the share transfer taxes, is submitted. See Instruction 7 of the Letter of Transmittal.

All Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants purchased by the Company will be cancelled and returned to the status of authorized but unissued shares (or unreserved shares, as applies to the Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants).

6. Reserved

7. Conditions of the Offer

Notwithstanding any other provision of the Offer (but subject to the provisions of Section 15), we will not be required to accept for payment, purchase or pay for any Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants tendered, and may terminate or amend the Offer or may postpone the acceptance for payment of, or the purchase of and the payment for Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants tendered, subject to Rule 13e-4(f) under the Exchange Act (which requires that the issuer making the tender offer either pay the consideration offered or return tendered securities promptly after the termination or withdrawal of the tender offer), if at any time on or after the commencement of the Offer and at or prior to the Expiration Date any of the following events has occurred (or shall have been determined by us to have occurred) that, in our reasonable judgment and regardless of the circumstances giving rise to the event or events (other than any action or omission to act by us), make it inadvisable to proceed with the Offer or with acceptance for payment:

●	any general suspension of trading in securities on any national securities exchange in the United States or in the over-the-counter market;

●	a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation (whether or not mandatory) by any governmental agency or authority, or any other event that, in our reasonable judgment, could reasonably be expected to adversely affect, the extension of credit by banks or other financial institutions in the United States;

●	the commencement or any material escalation of a war, armed hostilities or other similar national or international calamity involving the United States;

●	in the case of any of the foregoing existing at the time of the commencement of the Offer, in our reasonable judgment, a material acceleration or worsening thereof;

●	any change or combination of changes (or condition, event or development involving a prospective change) has occurred or been threatened in the business, properties, assets, liabilities, capitalization, shareholders’ equity, condition (financial or other), operations, prospects, or results of operations of us or any of our subsidiaries or affiliates that is or may be reasonably likely to (i) have a material adverse effect on us or any of our subsidiaries or affiliates; (ii) have a material adverse effect on the value of the Shares; or (iii) materially impair the contemplated benefits of the Offer to us;

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●	legislation amending the Internal Revenue Code of 1986, as amended (the “Code”), has been passed by either the U.S. House of Representatives or the U.S. Senate or becomes pending before the U.S. House of Representatives or the U.S. Senate or any committee thereof, the effect of which would be to change the U.S. federal income tax consequences of the consummation of the Offer in any manner that would adversely affect us or any of our affiliates;

●	there has been threatened in writing, instituted, or pending any action, proceeding, application or counterclaim by or before any court or governmental, administrative or regulatory agency or authority, domestic or foreign, or any other person or tribunal, domestic or foreign, which:

●	challenges or seeks to challenge, restrain, prohibit or delay the making of the Offer, the acquisition by us of the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants in the Offer, or any other matter relating to the Offer, or seeks to obtain any material damages or otherwise relating to the Offer;

●	seeks to make the purchase of, or payment for, some or all of the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants pursuant to the Offer illegal or results in a delay in our ability to accept for payment or pay for some or all of the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants;

●	seeks to require us to repurchase or redeem any of our outstanding securities other than the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants; or

●	otherwise could reasonably be expected to materially adversely affect the business, properties, assets, liabilities, capitalization, shareholders’ equity, financial condition, operations, prospects, or results of operations of us or any of our subsidiaries or affiliates, taken as a whole, or the value of the Shares;

●	any legal action has been taken, or we have received notice of any legal action, or any statute, rule, regulation, judgment, decree, injunction or order (preliminary, permanent or otherwise) has been proposed, sought, enacted, entered, promulgated, enforced or deemed to be applicable to the Offer or us or any of our subsidiaries or affiliates by any court, government or governmental agency or other regulatory or administrative authority, domestic or foreign, which, in our reasonable judgment:

●	indicates that any approval or other action of any such court, agency or authority may be required in connection with the Offer or the purchase of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants thereunder;

●	could reasonably be expected to prohibit, restrict or delay consummation of the Offer;

●	otherwise could reasonably be expected to materially adversely affect the business, properties, assets, liabilities, capitalization, shareholders’ equity, financial condition, operations, prospects or results of operations of us or any of our subsidiaries or affiliates, taken as a whole;

●	any material change in law or in the official interpretation or administration of law, or relevant position or policy of a governmental authority with respect to any laws, applicable to the Offer;

●	a tender or exchange offer for any or all of our outstanding Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants (other than this Offer), or any merger, acquisition, business combination or other similar transaction with or involving us or any subsidiary, has been proposed, announced or made by any person or entity or has been publicly disclosed or we shall have entered into a definitive agreement or an agreement in principle with any person with respect to any merger, acquisition, business combination or other similar transaction;

●	we shall have determined that there is a reasonable likelihood that the consummation of the Offer and the purchase of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants pursuant to the Offer will cause our Common Stock to be subject to delisting from NASDAQ (this determination shall be made by us).

●	any person (including certain groups) shall have acquired or proposed to acquire beneficial ownership of more than 5% of our shares, other than any person who was a holder of more than 5% of our shares as of the date of this Offer to Purchase.

Additionally, the Offer for Shares is conditioned upon at least 50% of the Shares offered for tender in the Offer being tendered. The Offer for Cash Pre-Funded Warrants and Cryptocurrency Pre-Funded Warrants is conditioned upon at least 50% of the Cash Pre-Funded Warrants and Cryptocurrency Pre-Funded Warrants being tendered on a combined basis. The Offer for Strategic Warrants is conditioned upon at least 50% of the Strategic Warrants offered for tender in the Offer being tendered. For the avoidance of doubt, (i) the Offer for Shares is not conditioned upon any minimum number of Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants or Strategic Warrants being tendered, (ii) the Offer for Cash Pre-Funded Warrants and Cryptocurrency Pre-Funded Warrants is not conditioned upon any minimum number of Shares or Strategic Warrants being tendered, (iii) the Offer for Strategic Warrants is not conditioned upon and minimum number of Shares, Cash Pre-Funded Warrants or Cryptocurrency Pre-Funded Warrants being tendered and (iv) the Offer for Cash Stapled Warrants and Cryptocurrency Stapled Warrants is not conditioned upon any minimum number of Shares, Pre-Funded Warrants or Strategic Warrants being tendered. As of October 16, 2026, the Company holds approximately $223.8 million in cash and has completed the sale of all of its SOL. Because the Company no longer holds any SOL, the Offer is not conditioned on the price of SOL. The Company will pay for the Shares and Warrants purchased in the Offer, and the related fees and expenses, from cash on hand. The Offer is not subject to a financing condition and does not require any alternative financing arrangements.

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If any of the conditions referred to above are not satisfied, we may:

●	terminate the Offer and return all tendered Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants to the tendering shareholders and warrantholders;

●	extend the Offer and, subject to withdrawal rights as set forth in Section 4, retain all of the tendered Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants until the expiration of the Offer as so extended;

●	waive the condition or conditions and, subject to any requirement to extend the period of time during which the Offer is open, purchase all of the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants properly tendered and not properly withdrawn prior to the Expiration Date; or

●	delay acceptance for payment of or payment for Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants, subject to applicable law, until satisfaction or waiver of the conditions to the Offer.

The conditions referred to above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition, and may be waived by us, in whole or in part, at any time and from time to time in our reasonable discretion on or prior to the Expiration Date, subject to applicable laws. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, and each such right will be deemed an ongoing right that may be asserted at any time and from time to time. In certain circumstances, if we waive any of the conditions described above, we may be required to extend the Expiration Date. Any determination by us concerning the events described above will be final and binding on all parties. See Section 15.

8. Price Range of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants; Dividends

Price Range of Shares

Our Common Stock is traded on Nasdaq under the symbol “SKYA.” The following table sets forth the high and low sales prices reported by Nasdaq for our Common Stock during the periods indicated:

	High ($)	Low ($)
Fiscal Year Ended December 31, 2024:
First Quarter	2,970.00	1,782.66
Second Quarter	5,446.32	1,147.75
Third Quarter	2,224.20	929.94
Fourth Quarter	1,248.27	510.00
Fiscal Year Ended December 31, 2025:
First Quarter	690.00	8.64
Second Quarter	15.60	3.36
Third Quarter	18.23	4.36
Fourth Quarter	6.87	1.93
Fiscal Year Ended December 31, 2026:
First Quarter	2.39	1.56
Second Quarter	2.09	0.95
Third Quarter	1.99	0.97
Fourth Quarter (through October 27, 2026)	2.91	1.69

*The trading prices included in the table above are representative of the Company’s trading prices on an as-adjusted basis to account for share consolidation events that have occurred during the time period represented.

On October 27, 2026, the closing price per share of our Common Stock on Nasdaq was $2.91. We urge shareholders to obtain a current market price for our Common Stock before deciding whether to tender their Shares.

Price Range of Pre-Funded Warrants

The Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants and Strategic Warrants are not listed or traded on any national securities exchange or other market, however, the shares of common stock underlying the Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants and Strategic Warrants, when exercised, would be eligible to be traded under “SKYA” on Nasdaq as noted in the description above.

Price Range of Stapled Warrants

The Cash Stapled Warrants and Cryptocurrency Stapled Warrants are not listed or traded on any national securities exchange or other market, however, the shares of common stock underlying the Cash Stapled Warrants and Cryptocurrency Stapled Warrants, when exercised, would be eligible to be traded under “SKYA” on Nasdaq as noted in the description above.

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Dividends

Rights Dividend

On May 13, 2026, the Board of Directors of Company:

●	adopted a limited duration shareholder rights plan (the “Rights Plan”), the terms of which are set forth in a Rights Agreement entered into between the Company and VStock Transfer, LLC, as rights agent (the “Rights Agent”) dated May 14, 2026; and
●	pursuant to the Rights Plan, authorized and declared a dividend to shareholders of record at the close of business on May 26, 2026 (the “Record Date”) of one preferred share purchase right (each, a “Right”) for each outstanding share of the Company’s common stock, par value $0.0001 (“Common Stock”), held by such shareholders.

The Rights Plan is similar to other rights plans adopted by publicly held companies. Generally, under the Rights Plan, the Rights will become exercisable only if a person or group (including a group of persons acting in concert with each other) acquires beneficial ownership of 15% or more of the Company’s Common Stock in a transaction not approved by the Company’s Board of Directors. In such a situation, each holder of a Right (other than the acquiring person or group, whose Rights will become void and will not be exercisable) will have the right to purchase, upon payment of the exercise price of $10.00 per Right (both the exercise price and the number of shares for which a Right is exercisable being subject to adjustment from time to time as set forth in the Rights Plan) and in accordance with the terms of the Rights Plan, a number of shares of the Company’s common stock having a market value of twice such price. In addition, if the Company is acquired in a merger or other business combination after an acquiring person acquires 15% or more of the Company’s common stock, each holder of a Right would thereafter have the right to purchase, upon payment of the then-current exercise price and in accordance with the terms of the Rights Plan, a number of shares of common stock of the acquiring person having a market value of twice such price. The acquiring person or group will not be entitled to exercise Rights. Generally, the Rights Plan works by imposing a significant penalty upon any person or group (including a group of persons acting in concert with each other) that acquires 15% or more of the Company’s Common Stock without the approval of the Board. As a result, the overall effect of the Rights Plan and the dividend of the Rights may be to render more difficult, or discourage, a tender or exchange offer or other acquisition of the Company’s Common Stock that is not approved by the Board. The Rights Plan does not prevent the Board from considering any offer that it considers to be in the best interests of the Company’s shareholders.

Cash Dividend

We have not declared or paid any cash dividends on our capital stock since our inception. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends to holders of Common Stock in the near-term future. Any future determination to declare cash dividends will be made at the discretion of our Board, subject to applicable laws, will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions, and other factors that our Board may deem relevant.

9. Source and Amount of Funds

Assuming that the Offer is fully subscribed, the aggregate Purchase Price will be approximately $214.35 million. We intend to pay for the purchase of the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants including related fees and expenses, with cash on hand.

10. Certain Information Concerning the Company

Overview of Our Business

On May 27, 2026, we announced a name change, the change in our ticker symbols, and a strategic transformation of our business, reflecting a shift from our legacy operations to the development of a technology-driven financial platform.

On October 15, 2026, we completed the sale of all of our SOL, and we hold no digital assets. As of October 26, 2026, we held approximately $223 million in cash. We are now focused on building an agentic finance platform. By leveraging AI to aggregate and analyze on-chain financial data, the platform is being designed to enable users to better manage their assets and access global markets.

As part of our strategic transformation, we have established an international operational headquarters in Hong Kong to support strategic acquisitions, talent acquisition, and expansion efforts.

Where You Can Find More Information

We are subject to the periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available on the website of the SEC at www.sec.gov. We maintain a website at skyai.co. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge or at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

We also have filed an Issuer Tender Offer Statement on Schedule TO with the SEC that includes additional information relating to the Offer. The Schedule TO, together with any exhibits and amendments thereto, may be examined and copies may be obtained at the same places and in the same manner as set forth above.

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Incorporation by Reference

The rules of the SEC allow us to “incorporate by reference” information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The following documents contain important information about us, and we incorporate them by reference (other than any portions of the respective filings that were furnished to, rather than filed with, the SEC under applicable SEC rules):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 31, 2026;

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026 filed with the SEC on May 14, 2026, and August 7, 2026, respectively;

●	Our Current Reports on Form 8-K filed with the SEC on January 16, 2026, January 16, 2026, February 23, 2026, May 29, 2026, June 1, 2026, September 24, 2026, October 12, 2026, and October 14, 2026;

●	Our Definitive Proxy Statement filed with the SEC on August 18, 2026; and

●	Our Registration Statement on Form 8-A filed with the Commission on April 12, 2022, in which there is described the terms, rights and provisions applicable to the shares of our Common Stock and public warrants, including any amendment or report filed for the purpose of updating such description.

Any statement contained in any document incorporated by reference into this Offer to Purchase shall be deemed to be modified or superseded to the extent that an inconsistent statement is made in this Offer to Purchase or any subsequently filed document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offer to Purchase.

You can obtain any of the documents incorporated by reference in this document from us or from the SEC’s website at the address described above. You may request, orally or in writing, a copy of the documents we incorporate by reference, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporated by reference), by contacting our Secretary, c/o SkyAI, Inc. at 105 Maxess Road, Melville, New York, 11747. Our telephone number is (631) 574-4436.

Please be sure to include your complete name and address in your request. If you request any incorporated documents, we will promptly mail them to you by first class mail, or another equally prompt means. You may also find additional information by visiting our website at skyai.co. Information on or accessible through our website does not form part of the Offer and is not incorporated by reference in this Offer to Purchase.

11. Interests of Directors and Executive Officers; Transactions and Arrangements Concerning the Shares. Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants

A list of our directors and executive officers as of October 29, 2026, is attached to this Offer to Purchase as Schedule I.

Beneficial Ownership

As of October 26, 2026, there were 50,854,199 shares of Common Stock issued and outstanding. If the Offer is fully subscribed, we would purchase 48,311,489 Shares, which would represent approximately 95% of the issued and outstanding Shares as of October 26, 2026.

As of October 26, 2026, there were an aggregate of 5,137,615 Cash Pre-Funded Warrants issued and outstanding. If the Offer is fully subscribed, we would purchase 5,137,615 Cash Pre-Funded Warrants.

As of October 26, 2026, there were an aggregate of 10,463,001 Cryptocurrency Pre-Funded Warrants issued and outstanding. If the Offer is fully subscribed, we would purchase 10,463,001 Cryptocurrency Pre-Funded Warrants.

As of October 26, 2026, there were an aggregate of 4,163,467 Strategic Warrants issued and outstanding. If the Offer is fully subscribed, we would purchase 3,955,293 Strategic Warrants, which would represent approximately 95% of the issued and outstanding Strategic Warrants as of October 26, 2026.

As of October 26, 2026, there were an aggregate of 41,054,034 Cash Stapled Warrants issued and outstanding. If the Offer is fully subscribed, we would purchase 41,054,034 Cash Stapled Warrants.

As of October 26, 2026, there were an aggregate of 22,159,638 Cryptocurrency Stapled Warrants issued and outstanding. If the Offer is fully subscribed, we would purchase 22,159,638 Cryptocurrency Stapled Warrants.

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Our directors and executive officers are entitled to participate in the Offer in the same manner as all of our other shareholders and warrantholders. At this time, none of our directors or executive officers, other than Soren Bo Christiansen, MD, have indicated that they expect to participate in the Offer. If at any time following the date hereof any director or executive officer determines they elect to participate in the Offer, we will make public disclosure of such intention. Our directors and executive officers may, from time to time, and in compliance with applicable law, sell their Shares (or shares underlying Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants once exercised) in open market transactions at prices that may or may not be more favorable than the Purchase Price.

The following table presents certain information as of October 29, 2026 with respect to the beneficial ownership of our Shares by:

●	each of our current directors;

●	each named executive officer of the Company named in the Summary Compensation Table set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 31, 2026;

●	all of our current directors and executive officers as a group; and

●	each shareholder known by us to be the beneficial owner of more than 5% of our outstanding Shares.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.

Our current directors and executive officers set forth in the table below, collectively, beneficially own approximately 2.3% of our outstanding Shares as of October 29, 2026. Assuming we purchase 48,311,489 Shares and associated Rights, 5,137,615 Cash Pre-Funded Warrants, 10,463,001 Cryptocurrency Pre-Funded Warrants, 3,955,293 Strategic Warrants, 41,054,034 Cash Stapled Warrants and 22,159,638 Cryptocurrency Stapled Warrants and that our directors and executive officers do not tender any Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants pursuant to the Offer, then, after the Offer, our current directors and executive officers as a group will beneficially own approximately 47.8% of the total issued and outstanding Shares.

No current directors and officers of the Company own any Pre-Funded Warrants as of October 26, 2026.

As of October 29, 2026, the following officers and directors have informed us that they will be tendering shares in the Offer:

1.	Soren Bo Christiansen, MD: 24 Shares

Except as disclosed in the footnotes to this table, we believe that each shareholder identified in the table possesses sole voting and investment power over all Shares shown as beneficially owned by the shareholder. Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner is c/o SkyAI, Inc. at 105 Maxess Road, Melville, New York, 11747.

Name and address of beneficial owner	Number of shares of common stock beneficially owned (6)	Percentage of common stock beneficially owned
Directors and Executive Officers:
Yuwen (Alice) Zhang (1)	514,040	1.01
Dr. Soren Bo Christiansen (2)	80,061	*
Paul K. Danner (3)	400,058	*
Timothy J. Ruemler (4)	100,238	*
Jason L. Monroe (5)	80,016	*
Arthur Levine	-	*
Andrew R. Crescenzo (7)	40,022	*
All Directors and Officers as a Group	1,214,412	2.3%
5% Shareholders
Electric Capital Frontier Fund II, LP (8)	3,132,755	6.1%
Saba Capital Management, L.P. (9)	3,050,450	5.99%
Wei Zhu (10)	4,294,891	8.4%
Solios, Inc. (11)	10,665,460	9.9%

*	Less than one percent.

(1)	Includes 500,000 shares underlying options and 14,040 shares owned by spouse.

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(2)	Includes 80,037 shares underlying options.

(3)	Includes 400,058 shares underlying options.

(4)	Includes 80,020 shares underlying options.

(5)	Includes 80,016 shares underlying options.

(6)	Beneficial ownership does not include shares underlying options or other equity awards that are scheduled to vest more than 60 days after October 26, 2026 including an aggregate of 1,140,131 options with an average exercise price of $6.41

(7)	Includes 40,022 shares underlying options.

(8)	According to a Schedule 13G filed with the SEC on December 22, 2025 by Electric Capital Frontier Fund II, LP (“Frontier Fund II”), Electric Capital Frontier Fund GP II, LLC (“Frontier Fund GP”), Electric Capital Venture Fund III, LP (“Venture Fund III”), Electric Capital Venture Fund GP III, LLC (“Venture Fund GP”), and Electric Capital Partners, LLC (“Investment Manager”) (the “Electric Capital Reporting Persons”), consists of 3,132,755 shares underlying certain warrants held by the Electric Capital Reporting Persons. The address of the principal business office for Frontier Fund II, Frontier Fund GP, Venture Fund III, Venture Fund GP, and Investment Manager is 855 El Camino Real, #13A-152, Palo Alto, California 94301.

(9)	According to a Schedule 13G/A filed with the SEC on August 13, 2026 by Saba Capital Management, L.P., a Delaware limited partnership (“Saba Capital”), Saba Capital Management GP, LLC, a Delaware limited liability company (“Saba GP”), and Boaz R. Weinstein (the “Saba Reporting Persons”), includes 1,538,462 Shares issuable upon the exercise of certain warrants held by the Saba Reporting Persons. The address of the principal business office for Saba Capital, Saba GP, and Mr. Weinstein is 405 Lexington Avenue, 58th Floor, New York, New York 10174.

(10)	According to a Schedule 13G/A filed with the SEC on August 14, 2026 by Bastion Trading Limited (“Bastion Trading”), Bastion Holdings Limited (“Bastion Holdings”), and Mr. Zhu (the “Bastion Reporting Persons”), the Bastion Reporting Persons’ ownership of the Issuer’s securities includes (i) 1,345,417 shares of common stock; (ii) pre-funded warrants exercisable for up to 4,234,615 shares of common stock; and (iii) cash stapled warrants (together with such pre-funded warrants, the “Bastion Warrants”) exercisable for up to 5,384,615 shares of common stock held directly by Bastion Trading, and 2,940,075 shares of common stock held directly by Lucio Holding. Each of the Bastion Warrants contains a provision (the “Beneficial Ownership Blockers”) which precludes exercise of the Bastion Warrants to the extent that, following exercise, Bastion Trading, together with its affiliates and other attribution parties, would own more than 9.99% of the common stock outstanding. Bastion Trading is currently prohibited from exercising the Bastion Warrants to the extent that such exercise would result in Mr. Zhu’s beneficial ownership of more than 4,294,891 shares of common stock. The address of the principal business office for Bastion Trading, Bastion Holdings and Mr. Zhu is Office 4, Ground Floor, Parcel 134, Block 2837E, Road Town, Tortola, British Virgin Islands

(11)	According to a Schedule 13D/A filed with the SEC on February 13, 2026 by Solios, Inc., a Delaware corporation (“Solios”), FalconX Alpha, Inc., a Delaware corporation (“FalconX Alpha”), MNNC Capital Digital Asset Opportunities Master Fund LP, a Cayman Islands limited partnership (“MNNC Master Fund”), MNNC Capital Digital Opportunities BTC Master Fund LP, a Cayman Islands limited partnership (“MNNC BTC Master Fund”), MNNC Capital GP LLC, a Cayman Islands limited liability company (“MNNC GP”), Monarch Digital, Inc., a Cayman Islands exempted company (“Monarch Digital”), and FalconX Holdings Limited, a Cayman Islands exempted company (“FalconX Holdings”) (the “FalconX Reporting Persons”), the Shares beneficially owned by the FalconX Reporting Persons consist of (i) 461,538 Shares; (ii) Cryptocurrency Pre-Funded Warrants exercisable for 4,871,192 shares of Common Stock; (iii) Cash Stapled Warrants exercisable for 461,538 shares of Common Stock; and (iv) Cryptocurrency Stapled Warrants exercisable for 4,871,192 shares of Common Stock. Each of the foregoing warrants became exercisable upon receipt of shareholder approval on October 14, 2025. The Cryptocurrency Pre-Funded Warrants are subject to a 9.99% beneficial ownership limitation that restricts exercise to the extent such exercise would result in FalconX Reporting Persons beneficially owning more than 9.99% of the Issuer’s outstanding Common Stock. Because the shares underlying the Cash Stapled Warrants and Cryptocurrency Stapled Warrants alone exceed such limitation, no shares issuable upon exercise of the Pre-Funded Warrants are included in the beneficial ownership of FalconX Reporting Persons. The Cash Stapled Warrants and Cryptocurrency Stapled Warrants are not subject to any beneficial ownership limitation and are exercisable within 60 days for purposes of Rule 13d-3(d)(1)(i). Accordingly, the shares underlying such warrants are included in FalconX Reporting Persons beneficial ownership. The FalconX Reporting Persons may be deemed to beneficially own an aggregate of 5,794,268 shares of the Shares, representing approximately 14.9% of the outstanding shares of Common Stock. The address of the principal business office for Solios, FalconX Alpha, MNNC Master Fund, MNNC BTC Master Fund, MNNC GP, Monarch Digital, and FalconX Holdings is 1850 Gateway Drive, 6th Floor, San Mateo, CA 94404.

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Recent Securities Transactions

Based on our records and on information provided to us by our directors, executive officers, affiliates and subsidiaries, neither we nor any of our directors, executive officers, affiliates or subsidiaries, nor, to the best of our knowledge, any person controlling the Company or any executive officer or director of any such controlling entity or of our subsidiaries, has effected any transactions involving our Shares, Pre-Funded Warrants, Stapled Warrants or Strategic Warrants during 60 days prior to the date hereof other than transactions effected by the Company pursuant to the Company’s 2025 Repurchase Program.

Equity Incentive Plans

On August 22, 2025, the shareholders approved the Company’s Equity Incentive Plan (the “2025 Plan”), to provide for the issuance of up to 2,000,000 options and/or shares of restricted stock be available for issuance to officers, directors, employees and consultants.

On December 19, 2024, the Company’s Shareholders approved and the Board of Directors adopted the 2024 Equity Incentive Plan (the “2024 Plan”), to provide for the issuance of up to 883 (pre-reverse – 260,000) options and/or shares of restricted stock be available for issuance to officers, directors, employees and consultants.

On January 24, 2023, the Company’s Board of Directors initially adopted the 2023 Equity Incentive Plan (the “2023 Plan”), to provide for the issuance of up to 212 (pre -reverse - 63,636) options and/or shares of restricted stock be available for issuance to officers, directors, employees and consultants. The 2023 Plan was subsequently updated to provide for the issuance of up to 530 (pre-reverse – 159,090) options and/or shares of restricted stock. The 2023 Plan was approved by shareholders at the annual meeting.

Stockholder Rights Plan

On May 13, 2026, the Board of Directors (the “Board”) of the Company:

     ● adopted a limited duration stockholder rights plan (the “Rights Plan”), the terms of which are set forth in a Rights Agreement entered into between the Company and VStock Transfer, LLC, as rights agent (the “Rights Agent”) dated May 14, 2026; and

     ● pursuant to the Rights Plan, authorized and declared a dividend to stockholders of record at the close of business on May 26, 2026 (the “Record Date”) of one preferred share purchase right (each, a “Right”) for each outstanding share of the Company’s common stock, par value $0.0001 (“Common Stock”), held by such stockholders.

The Rights Plan is similar to other rights plans adopted by publicly held companies. Generally, under the Rights Plan, the Rights will become exercisable only if a person or group (including a group of persons acting in concert with each other) acquires beneficial ownership of 15% or more of the Company’s Common Stock in a transaction not approved by the Company’s Board of Directors. In such a situation, each holder of a Right (other than the acquiring person or group, whose Rights will become void and will not be exercisable) will have the right to purchase, upon payment of the exercise price of $10.00 per Right (both the exercise price and the number of shares for which a Right is exercisable being subject to adjustment from time to time as set forth in the Rights Plan) and in accordance with the terms of the Rights Plan, a number of shares of the Company’s common stock having a market value of twice such price. In addition, if the Company is acquired in a merger or other business combination after an acquiring person acquires 15% or more of the Company’s common stock, each holder of a Right would thereafter have the right to purchase, upon payment of the then-current exercise price and in accordance with the terms of the Rights Plan, a number of shares of common stock of the acquiring person having a market value of twice such price. The acquiring person or group will not be entitled to exercise Rights. Generally, the Rights Plan works by imposing a significant penalty upon any person or group (including a group of persons acting in concert with each other) that acquires 15% or more of the Company’s Common Stock without the approval of the Board. As a result, the overall effect of the Rights Plan and the dividend of the Rights may be to render more difficult, or discourage, a tender or exchange offer or other acquisition of the Company’s Common Stock that is not approved by the Board. The Rights Plan does not prevent the Board from considering any offer that it considers to be in the best interests of the Company’s stockholders.

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Strategic Advisory Consulting Agreement

In connection with a strategic advisory consulting agreement entered into on August 28, 2025, with Sol Markets (the “Strategic Advisor”) a related party, the Company issued the strategic warrants to purchase 6,321,367 shares of the Company’s Common Stock.

Securities Purchase Agreements

On August 25, 2025, the Company (then named Sharps Technology, Inc.) entered into securities purchase agreements (the “Cash Securities Purchase Agreements”) with certain accredited investors (the “Cash Purchasers”) pursuant to which the Company sold to the Cash Purchasers in a private placement offering (the “Cash Offering”) an aggregate offering of (i) 24,338,649 shares (the “Cash Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), at an offering price of $6.50 per share, (ii) 14,038,463 pre-funded warrants (the “Cash Pre-Funded Warrants”) to purchase shares of Common Stock (the “Cash Pre-Funded Warrant Shares,”) at an offering price of $6.4999 per Pre-Funded Warrant, and (iii) stapled warrants (the “Cash Stapled Warrants,” and together with the Common Stock and Cash Pre-Funded Warrants, the “Cash Securities”) to purchase 41,054,034 shares of Common Stock (the “Cash Stapled Warrant Shares,”) at an exercise price of $9.75 per Cash Stapled Warrant. In the Cash Offering, the Cash Purchasers will tender any of U.S. dollars, USDC or USDT (or a combination thereof) to the Company as consideration for the Cash Shares, Cash Stapled Warrants and Cash Pre-Funded Warrants.

Each of the Cash Pre-Funded Warrants is immediately exercisable for one share of Common Stock at the exercise price of $0.0001 per Cash Pre-Funded Warrant Share and may be exercised at any time until all of the Cash Pre-Funded Warrants issued in the Offerings (as defined below) are exercised in full. Each Cash Purchaser’s ability to exercise its Cash Pre-Funded Warrants in exchange for shares of Common Stock is subject to certain beneficial ownership limitations set forth therein. Each of the Cash Stapled Warrants is immediately exercisable for one share of Common Stock at the exercise price of $9.75 per Cash Stapled Warrant Share and may be exercised at any time until the earlier of (i) 36 months after the closing of the Offerings or (ii) all of the Cash Stapled Warrants issued in the Offerings are exercised in full.

On August 25, 2025, the Company also entered into securities purchase agreements (the “Cryptocurrency Securities Purchase Agreements,” and together with the Cash Securities Purchase Agreements, the “Securities Purchase Agreements”) with certain accredited investors (the “Cryptocurrency Purchasers,” and together with the Cash Purchasers, the “Purchasers”) pursuant to which the Company sold and issued to the Cryptocurrency Purchasers in a private placement offering (the “Cryptocurrency Offering” and together with the Cash Offering, the “Offerings”) (i) 24,836,560 pre-funded warrants (the “Cryptocurrency Pre-Funded Warrants” and together with the Cash Pre-Funded Warrants, the “Pre-Funded Warrants”) to purchase shares of Common Stock (the “Cryptocurrency Pre-Funded Warrant Shares,” and together with the Cash Pre-Funded Warrant Share, the “Pre-Funded Warrant Shares”) at an offering price of $6.4999 per Pre-Funded Warrant, and (ii) 24,836,560 stapled warrants (the “Cryptocurrency Stapled Warrants,” and together with the Cash Stapled Warrants, the “Stapled Warrants”) to purchase shares of Common Stock (the “Cryptocurrency Stapled Warrant Shares,” and together with the Cash Stapled Warrant Share, the “Stapled Warrant Shares”) at an exercise price of $9.75 per Cryptocurrency Stapled Warrant. In the Cryptocurrency Offering, the Cryptocurrency Purchasers will tender either Unlocked SOL tokens or Locked SOL tokens to the Company as consideration for the Cryptocurrency Pre-Funded Warrants and Cryptocurrency Stapled Warrants. As of October 26, 2026, 41,054,034 Cash Stapled Warrants and 22,159,638 Cryptocurrency Stapled Warrants were issued and outstanding.

Registration Rights Agreement

On September 20, 2024, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) and a Senior Secured Note (the “Note”) for an aggregate principal amount of $4,375,000, including OID interest of $875,000 maturing on January 31, 2025, with certain purchasers (the “Purchasers”), and the issuance of approximately 864 (pre-reverse - 259,091) unregistered shares of the Company’s Common Stock. In connection with the Securities Purchase Agreement and Note, the Company entered into a Registration Rights Agreement with the Purchasers (the “Registration Rights Agreement”), requiring the Company to file a resale registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) to register the unregistered shares of Common Stock. within forty-five (45) calendar days following the filing date, which is thirty (30) days after the closing date. The Company filed the required resale registration statement on October 23, 2024.

In connection with the Securities Purchase Agreements dated August 25, 2025, the Company also entered into a registration rights agreement with the Purchasers (the “2025 Registration Rights Agreement”), requiring the Company to file a resale registration statement with the SEC covering the Cash Shares, the Pre-Funded Warrant Shares and the Stapled Warrant Shares within [   ] calendar days following the closing date. On September 26, 2025, the Company entered into Waiver and Consent (the “Waiver and Consent”) with certain holders of the Company’s securities (who collectively beneficially owned at least 50.1% of the then outstanding Registrable Securities, as defined in the Registration Rights Agreement). The Waiver and Consent waived the compliance of the September 29, 2025 filing date and extended the deadline for the Company to file the initial resale registration statement with the Securities and Exchange Commission to the 60th calendar day following the Closing Date, as defined in the Registration Rights Agreement. The initial resale registration statement was filed on October 23, 2025.

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Sales Agreement

On September 2, 2025, the Company entered into a Controlled Equity Offering Sales Agreement (the “Sales Agreement”) with each of Cantor Fitzgerald & Co. (“Cantor”) and Aegis Capital Corp. (“Aegis”) (each, an “Agent” and together, the “Agents”), pursuant to which the Company, from time to time, at its option may offer and sell shares (the “ATM Shares”) of its Common Stock, to or through Cantor, acting as principal and/or the sole designated sales agent having an aggregate sales price of up to $236,605,575 (the “ATM Offering”). Subject to the terms and conditions of the Sales Agreement, Cantor will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the ATM Shares from time to time, based upon the Company’s instructions. The Company has provided the Agents with customary indemnification and contribution rights in favor of the Agents, and the Agents will be entitled to a commission of 3.0% of the gross proceeds from each sale of the ATM Shares pursuant to the Sales Agreement. Sales of the ATM Shares, if any, under the Agreement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act or by any other method permitted by law. The Company has no obligation to sell any of the ATM Shares and may at any time suspend offers under the Sales Agreement or terminate the Sales Agreement.

Share Repurchase Program

On October 2, 2025, the Board of Directors of the Company approved a share repurchase program (the “2025 Repurchase Program”) providing for the repurchase of up to $100,000,000 of the Company’s outstanding shares of Common Stock. The 2025 Repurchase Program enables the Company to repurchase its shares in the open market and in negotiated transactions. The Repurchase Program does not obligate the Company to repurchase shares of Common Stock and the specific timing and amount of repurchases will vary based on available capital resources and other financial and operational performance metrics, market conditions, securities law limitations, and other factors.

In connection with the 2025 Repurchase Program, on October 6, 2025, the Company entered into an Open Market Share Repurchase Agreement (the “Repurchase Agreement”) with Cantor (the “Broker”) whereby the Broker has agreed to act as a non-exclusive agent on behalf of the Company to repurchase shares of Common Stock in the open market pursuant to Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The Repurchase Agreement will continue in effect until terminated by either the Company or the Broker, with or without cause, upon written notice to the other party. The Company will pay Broker a commission at a rate of $0.02 for each share of Common Stock repurchased pursuant to the Repurchase Agreement.

Inducement Agreements

On May 30, 2024, the Company offered warrant inducements (the “Inducement Agreement”) to certain warrant holders (the “Warrant Holders”) which references the warrants registered for sale under both the registration statements on Form S-1 (file No. 333-263715) and/or the registration statement on Form S-1 (File No. 333-275011) (collectively, the “Registration Statements”) for up to a total of 1,666 (pre-reverses - 499,932) warrants to purchase shares of the Company’s common stock, par value $0.0001 per share. Pursuant to the anti-dilution terms in the Inducement Agreement, the exercise price of the existing warrants was reduced from $4,224 (pre-reverse -$14.08) per share to $2,178 (pre-reverse -$7.26) per share. In addition, for each warrant that was exercised, as a result of the Inducement Agreement, the Company agreed to issue the Warrant Holders unregistered warrants with an exercise price of $2,970 (pre-reverse - $9.90) per share (“Inducement Warrants”). In the aggregate, 869 (pre-reverses -260,799) warrants were exercised as a result of the Inducement Agreement and accordingly, 869 shares were issued. The Company received gross proceeds of $1.9M before expenses to the placement agent and other expenses of $285,000.

General. Except for as described above and as otherwise described in this Offer to Purchase or the documents incorporated by reference herein, none of the Company nor, to the best of the Company’s knowledge, any of its affiliates, directors or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the Offer or with respect to any securities of the Company, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations.

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Tender offer support and settlement agreement

On October 27, 2026, the Company entered into a tender offer support and settlement agreement (the “Agreement”) with Bastion Trading Limited, a British Virgin Islands company and certain of its affiliates (together, “Bastion”, and the Company and Bastion together, the “Parties”).

Pursuant to the Agreement, the Company has agreed to amend the terms of the Offer to (a) increase the maximum number of cash pre-funded warrants that may be tendered in the Offer to equal 100% of the cash pre-funded warrants issued and outstanding; (b) increase the maximum number of cryptocurrency pre-funded warrants that may be tendered in the Offer to equal 100% of the cryptocurrency pre-funded warrants issued and outstanding; (c) add cash stapled warrants as securities that may be tendered in the Offer, with the amount that may be tendered in the Offer equal to 100% of the cash stapled warrants issued and outstanding, with no minimum number required to be tendered as a condition to the Offer, and with the cash stapled warrants to be offered in the Offer at a price of $0.17 per stapled warrant; (d) add cryptocurrency stapled warrants as securities that may be tendered in the Offer, with the amount that may be tendered in the Offer equal to 100% of the cryptocurrency stapled warrants issued and outstanding, with no minimum number required to be tendered as a condition to the Offer, and with the cryptocurrency stapled warrants to be offered in the Offer at a price of $0.17 per stapled warrant, (e) extend the term of the Offer until at least November 12, 2026, and (f) subject to applicable law, delete any provisions in the Schedule TO related to a 30% withholding on payments for Non-U.S. Holders (“Withholding”), and, subject to applicable law, for the Company not to make any such Withholding.

Pursuant to the terms of the Agreement, Bastion has agreed to tender all securities beneficially owned by Bastion as may be so tendered in the Offer. Additionally, Bastion has agreed to customary standstill provisions for a period of three years from the execution of the Agreement (the “Standstill Period”), during which time Bastion would not be permitted, without approval of the Board of Directors of the Company, from acquiring any of the Company’s securities, or selling or transferring any securities of the Company to any third parties which would knowingly cause such third party to beneficially own more than 5% of the Company (subject to limited exception), nominating directors, submitting shareholder proposals, soliciting proxies, seeking representation on the Board of Directors of the Company, or otherwise seeking to influence the management or policies of the Company, amongst other customary restrictions.

In addition, pursuant to the terms of the Agreement, the Parties have also agreed to a mutual non-disparagement agreement during the Standstill Period (subject to limited exceptions); an agreement by each of the Parties not to pursue any legal proceedings against the other party during the Standstill Period (subject to limited exceptions); and after payment for the shares tendered in the Offer, an agreement of mutual release of claims by each of the Parties (subject to limited exceptions). The Parties have also agreed to a number of other covenants in connection with the Agreement, including an agreement by the Company not to alter certain terms of the Offer without the approval of Bastion; an agreement by Bastion not to sell or transfer any securities of the Company beneficially owned by Bastion other than through tender in the Offer until the earlier of the expiration of the Offer or termination of the Agreement; an agreement by Bastion not to make any “block trades” of the Company’s shares of common stock for a specified period after the expiration of the Offer, after which time the Company would receive a right of first refusal on any such block trades; and an agreement by Bastion during the Standstill Period to vote any voting securities of the Company beneficially held by Bastion in line with the Board’s recommendations of any proposals (other than any proposal regarding a change of control of the Company).

The Agreement contains customary representations, warranties, agreements and other provisions, including the reimbursement of certain expenses of Bastion. The Agreement shall automatically terminate under a number of circumstances, including if the Company terminates or withdraws the Offer, the Company does not accept payment for any of the securities of Bastion tendered in the Offer, the breach of certain covenants to the Agreement, a determination that the Withholding is required in connection with the Offer following consultation with a third party advisor, or if the Company has not amended the Schedule TO within the time provided for under the Agreement. If not otherwise terminated in accordance with its terms, the Agreement will terminate on the expiration of the Standstill Period.

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12. Effects of the Offer on the Market for Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants; Registration under the Exchange Act

The purchase by us of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants under the Offer will reduce the number of Shares that might otherwise be traded publicly and is likely to reduce the number of shareholders and warrantholders. As a result, trading of a relatively small volume of the shares after consummation of the Offer may have a greater impact on trading prices than would be the case prior to consummation of the Offer.

We believe that there will be a sufficient number of shares outstanding and publicly traded following completion of the Offer to ensure a continued trading market for the shares. Based upon published guidelines of NASDAQ, we do not believe that our purchase of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants under the Offer will cause the remaining outstanding shares to be delisted from NASDAQ. The Offer is conditioned upon there not being any reasonable likelihood, in our reasonable judgment, that the consummation of the Offer and the purchase of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants will cause the shares to be subject to delisting from NASDAQ. See Section 7.

The Shares are registered under the Exchange Act, which requires, among other things, that we furnish certain information to our shareholders and the Commission and comply with the Commission’s proxy rules in connection with meetings of our shareholders. As of October 15, 2026, there were approximately 128 holders of record of our Common Stock. We do not intend to deregister the Common Stock under the Exchange Act. Because we do not believe the Offer is reasonably likely to cause the Common Stock to be delisted from Nasdaq or to become eligible for deregistration under the Exchange Act, we do not believe Rule 13e-3 under the Exchange Act applies to the Offer.

13. Legal Matters; Regulatory Approvals

We are not aware of any license or regulatory permit that is material to our business that might be adversely affected by our acquisition of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants as contemplated by the Offer or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic, foreign or supranational, regarding antitrust or any other regulatory matters that would be required for the acquisition or ownership of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants by us as contemplated by the Offer. Should any such approval or other action be required, we presently contemplate that we will seek that approval or other action. We are unable to predict whether we will be required to delay the acceptance for payment of or payment for Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants tendered under the Offer pending the outcome of any such matter. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial cost or conditions or that the failure to obtain the approval or other action might not result in adverse consequences to its business and financial condition. Our obligations under the Offer to accept for payment and pay for Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants is subject to conditions. See Section 7.

14. Material U.S. Federal Income Tax Consequences

The following discussion is a summary of certain material U.S. federal income tax considerations of participating in the Offer. This discussion applies only to beneficial owners of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants and Cryptocurrency Stapled Warrants that are “Non-U.S. Holders,” or “U.S. Holders,” each as defined below, that hold Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants and Strategic Warrants as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). In general, except as otherwise indicated herein, the Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants and Strategic Warrants should all be treated the same as “Shares” federal income tax purposes and thus references to “Shares” below are deemed to include the Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants or Strategic Warrants. This discussion is based upon the provisions of the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof, which are subject to change or differing interpretations, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions and participation in the Offer may result in a different tax result than what is stated in the Offer.

This discussion also does not address the tax considerations arising under the laws of any U.S. state or local or any non-U.S. jurisdiction, estate or gift tax, the Medicare tax on net investment income or any alternative minimum tax consequences. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	insurance companies;

●	tax-exempt organizations or governmental organizations;

●	brokers, dealers, or traders in securities or currencies;

●	traders in securities that make mark-to-market elections with respect to Shares;

●	tax qualified retirement plans;

●	banks or other financial institutions;

●	real estate investment trusts;

●	regulated investment companies;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

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●	grantor trusts;

●	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	persons deemed to sell our Shares under the constructive sale provisions of the Code;

●	persons that hold Shares as part of a hedge, straddle, conversion, constructive sale or other integrated transaction;

●	persons who hold or receive our Shares pursuant to the exercise of any employee stock option or otherwise as compensation; or

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to Shares being taken into account in an applicable financial statement.

This summary also does not address the tax consequences of transactions effectuated before, after, or concurrently with the Offer (whether or not any such transactions are consummated in connection with the Offer), including, without limitation, any transaction in which Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants are involved, or the tax consequences to holders of any other interest in the Company, including options or similar rights to acquire Shares. Moreover, although the IRS has issued public and private rulings addressing certain aspects of share purchase rights that are substantially similar to the Rights, the tax treatment of the purchase of such rights pursuant to the Offer is not entirely clear under such rulings. Nevertheless, the limited guidance the IRS has provided suggests that the tax consequences of the purchase of the Rights included with the Shares should be the same as, or substantially similar to, the tax consequences of the purchase of the Shares discussed below. The balance of this discussion assumes the tax consequences of the purchase of the Rights is the same as that of the Shares, and thus the discussion relating to the purchase of Shares below is deemed to include the purchase of the Rights. However, the IRS may not agree with this tax treatment, and if such position is sustained, the tax consequences of the purchase of the Rights included with the purchased Shares could differ than that set forth below. You should consult with your own tax adviser on the proper tax treatment of the purchase of the Rights pursuant to the Offer.

In addition, this discussion does not address the tax treatment of partnerships or other entities or arrangements that are treated as pass-through entities for U.S. federal income tax purposes or persons that hold Shares through partnerships or other pass-through entities or arrangements. Accordingly, partnerships or other passthrough entities or arrangements that hold Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants and partners in such partnerships or pass-through entities or arrangements should consult their tax advisors regarding the U.S. federal income tax consequences to them of participating in the Offer.

As used herein, the term “U.S. Holder” means a beneficial owner of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

As used herein, a “Non-U.S. Holder” is a beneficial holder of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants that is neither a “U.S. Holder” nor an entity treated as a partnership for U.S. federal income tax purposes.

Investors are urged to consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situation, as well as any tax consequences to them of participating in the Offer arising under U.S. federal estate or gift tax rules or under the laws of any U.S. state or local or any non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

U.S. Holders

Non-Tendering U.S. Holders

The Offer generally will not result in any U.S. federal income tax consequences to non-tendering U.S. Holders.

Tender of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants or Strategic Warrants, Pursuant to the Offer

Characterization of the Purchase—Distribution vs. Sale Treatment. The exchange of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants or Strategic Warrants (all of which we refer to as “Shares” for purposes of this discussion, as discussed above) for cash pursuant to the Offer will be a taxable transaction for U.S. federal income tax purposes. A U.S. Holder that participates in the Offer will be treated, depending on such U.S. Holder’s particular circumstances, either as recognizing gain or loss from the disposition of the Shares or as receiving a distribution from us as described in more detail below.

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Under the stock redemption rules of Section 302 of the Code, a U.S. Holder will recognize gain or loss on an exchange of Shares for cash if the exchange: (a) is a “complete termination” of all such U.S. Holder’s equity interest in the Company, (b) is a “substantially disproportionate” redemption with respect to such U.S. Holder, or (c) is “not essentially equivalent to a dividend” with respect to the U.S. Holder (together, the “Section 302 tests”). In applying the Section 302 tests, a U.S. Holder must take into account stock that such U.S. Holder constructively owns under certain attribution rules, pursuant to which the U.S. Holder will be treated as owning Shares owned by certain family members (except that in the case of a “complete termination” a U.S. Holder may waive, under certain circumstances, attribution from family members) and related entities and Shares that the U.S. Holder has the right to acquire by exercise of an option (including without limitation by virtue of owning Cash Stapled Warrants or Cryptocurrency Stapled Warrants). An exchange of Sharesfor cash will be a substantially disproportionate redemption with respect to a U.S. Holder if (i) the percentage of voting stock owned (directly and by attribution) by such U.S. Holder in the Company immediately after the exchange (and other exchanges made pursuant to the Offer) is less than 80% of the same percentage owned (directly and by attribution) by such U.S. Holder in the Company immediately before the exchange (and other exchanges made pursuant to the Offer) and (ii) the percentage (determined by reference to fair market value) of the then-outstanding common stock (voting or nonvoting) owned (directly and by attribution) by such U.S. Holder in the Company immediately after the exchange (and other exchanges made pursuant to the Offer) is less than 80% of the same percentage owned (directly and by attribution) by such U.S. Holder in the Company immediately before the exchange (and other exchanges made pursuant to the Offer). If an exchange of Shares for cash fails to satisfy the “substantially disproportionate” test, the U.S. Holder nonetheless may satisfy the “not essentially equivalent to a dividend” test. An exchange of Shares for cash will generally satisfy the “not essentially equivalent to a dividend” test if it results in a “meaningful reduction” of the U.S. Holder’s equity interest in the Company. An exchange of Shares for cash that results in any reduction of the proportionate equity interest in the Company held by a U.S. Holder with a relative equity interest that is minimal and who does not exercise any control over or participate in the Company’s management should generally be treated as “not essentially equivalent to a dividend.” U.S. Holders are urged to consult their tax advisors regarding the application of the rules of Section 302 in their particular circumstances.

We cannot predict whether any particular U.S. Holder will be subject to sale or exchange treatment, on the one hand, or distribution treatment, on the other hand. Contemporaneous dispositions or acquisitions of Shares (pursuant to the Offer or otherwise, including market sales and purchases) by a U.S. Holder or related individuals or entities may be deemed to be part of a single integrated transaction and may be taken into account in determining whether the Section 302 tests have been satisfied. Each U.S. Holder should be aware that because proration may occur in the Offer, even if all the Sharesactually and constructively owned by a U.S. Holder are tendered pursuant to the Offer, fewer than all of such Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants may be purchased by us. Consequently, we cannot assure you that a sufficient number of any particular U.S. Holder’s Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants will be purchased to ensure that this purchase will be treated as a sale or exchange, rather than as a distribution, for U.S. federal income tax purposes pursuant to the rules discussed herein.

Sale or Exchange Treatment. If a U.S. Holder is treated under the Section 302 tests as recognizing gain or loss from the “sale or exchange” of the Shares for cash, such gain or loss will be equal to the difference, if any, between the amount of cash received and such U.S. Holder’s tax basis in the Shares exchanged therefor. Generally, a U.S. Holder’s tax basis in the Shares will be equal to the cost of the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants to the U.S. Holder reduced by any previous distributions by us that were treated as returns of capital for U.S. federal income tax purposes. Any gain or loss will be capital gain or loss and will be long-term capital gain or loss if the holding period of the Shares by such tendering U.S. Holder exceeds one year as of the date of the exchange. Long-term capital gain is currently subject to a reduced rate of tax for non-corporate U.S. Holders (including individuals). The deductibility of capital losses is subject to limitations. A U.S. Holder must calculate gain or loss separately for each block of Shares (generally, Shares acquired at the same cost in a single transaction). A U.S. Holder may be able to designate which blocks of Shares it desires to tender and the order in which different blocks will be purchased in the event that less than all of its Shares are tendered. Holders of Shares that own separate blocks of Shares should consult their tax advisor with respect to these rules.

Distribution Treatment. If a U.S. Holder is not treated under the Section 302 tests as recognizing gain or loss from the “sale or exchange” of Shares for cash, the entire amount of cash received by such U.S. Holder pursuant to the Offer will be treated as a distribution by the Company with respect to the U.S. Holder’s Shares. The amount of any distribution made to a U.S. Holder with respect to Shares generally will be included in such holder’s gross income as dividend income in the year actually or constructively received by the U.S. Holder, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Provided that minimum holding period requirements are met, non-corporate U.S. Holders (including individuals) generally will be subject to U.S. federal income taxation on amounts treated as dividends at the reduced rates applicable to long-term capital gains. Distributions in excess of our current and accumulated earnings and profits will be treated first as a non-taxable return of capital, thereby reducing the U.S. Holder’s adjusted tax basis (but not below zero) in the Shares and thereafter as either long-term or short-term capital gain, as applicable. Any remaining tax basis in the Shares tendered will be transferred to any remaining Shares held by such U.S. Holder.

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To the extent that cash received in exchange for Shares is treated as a dividend to a corporate U.S. Holder, (i) it generally will be eligible for a dividends-received deduction (subject to certain requirements and limitations) and (ii) it generally will be subject to the “extraordinary dividend” provisions of the Code (which, under certain circumstances, reduces the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any extraordinary dividend that is eligible for the dividends-received deduction). Corporate U.S. Holders should consult their tax advisors concerning the availability of the dividends-received deduction and the application of the “extraordinary dividend” provisions of the Code in their particular circumstances.

Tender of Cash Stapled Warrants or Cryptocurrency Stapled Warrants Pursuant to the Offer

A U.S. Holder who tenders Cash Stapled Warrants or Cryptocurrency Stapled Warrants for cash will recognize gain or loss equal to the difference, if any, between the amount of cash received and such U.S. Holder’s tax basis in the Cash Stapled Warrants or Cryptocurrency Stapled Warrants exchanged therefor. Generally, a U.S. Holder’s tax basis in the Cash Stapled Warrants or Cryptocurrency Stapled Warrants will be equal to the cost of the Cash Stapled Warrants or Cryptocurrency Stapled Warrants to the U.S. Holder. Any gain or loss will be capital gain or loss and will be long-term capital gain or loss if the holding period of the Cash Stapled Warrants or Cryptocurrency Stapled Warrants by such tendering U.S. Holder exceeds one year as of the date of the exchange. Long-term capital gain is currently subject to a reduced rate of tax for non-corporate U.S. Holders (including individuals). The deductibility of capital losses is subject to limitations. A U.S. Holder must calculate gain or loss separately for each block of Cash Stapled Warrants or Cryptocurrency Stapled Warrants (generally, Cash Stapled Warrants or Cryptocurrency Stapled Warrants acquired at the same cost in a single transaction). A U.S. Holder may be able to designate which blocks of Cash Stapled Warrants or Cryptocurrency Stapled Warrants it desires to tender and the order in which different blocks will be purchased in the event that less than all of its Cash Stapled Warrants or Cryptocurrency Stapled Warrants are tendered. Holders of Cash Stapled Warrants or Cryptocurrency Stapled Warrants that own separate blocks of Cash Stapled Warrants or Cryptocurrency Stapled Warrants should consult their tax advisor with respect to these rules.

Non-U.S. Holders

Non-Tendering Non-U.S. Holders

The Offer generally will not result in any U.S. federal income tax consequences to non-tendering Non-U.S. Holders.

Tender of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled WarrantsPursuant to the Offer

Sale or Exchange Treatment. Gain realized by a Non-U.S. Holder on the tender of Cash Stapled Warrants or Cryptocurrency Stapled Warrants as described above under “U.S. Holders—Tender of Cash Stapled Warrants or Cryptocurrency Stapled Warrants Pursuant to the Offer” and gain realized by a Non-U.S. Holder on a sale of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants or Strategic Warrants (all of which we refer to as “Shares” for purposes of this discussion, as discussed above for cash pursuant to the Offer generally will not be subject to U.S. federal income tax if (in the case of Shares) the sale is treated as a “sale or exchange” under the Section 302 tests described above under “U.S. Holders—Tender of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants or Strategic Warrants Pursuant to Offer—Characterization of the Purchase—Distribution vs. Sale Treatment” unless: (i) that gain is effectively connected with the conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment) by a Non-U.S. Holder; (ii) the Non-U.S. Holder is a non-resident alien individual who is present in the United States for 183 days or more in the taxable year of that disposition (as calculated pursuant to Section 7701(b) of the Code), and certain other conditions are met; or (iii) the Company is or has been a “U.S. real property holding corporation” during the five-year period preceding such sale or exchange (or the Non-U.S. Holder’s holding period, if shorter) for U.S. federal income tax purposes (“USRPHC”).

If a Non-U.S. Holder is an individual subject to clause (i) of the preceding paragraph, the Non-U.S. Holder will generally be subject to tax on a net income basis at the regular graduated U.S. federal income tax rates as if such Non-U.S. Holder were a U.S. Holder. If a Non-U.S. Holder is a corporation subject to clause (i) of the preceding paragraph, it will be subject to tax in the same manner as if it were a U.S. Holder and, in addition, the Non-U.S. Holder may be subject to the branch profits tax at a rate equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. If the Non-U.S. Holder is an individual described in clause (ii) of the preceding paragraph, the Non-U.S. Holder will generally be subject to a flat 30% tax on the gain (or such lower rate as may be specified by an applicable income tax treaty), which may be offset by U.S. source capital losses even though the Non-U.S. Holder is not considered a resident of the United States, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

For purposes of clause (iii) above, we will be a USRPHC if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. The Company believes that it currently is not, and has not been during the applicable period, a USRPHC. In the event we are determined to be a USRPHC during such applicable period, as long as our Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants are regularly traded on an established securities market, gain from the disposition of the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants will be subject to taxation under clause (iii) only with respect to a Non-U.S. Holder that actually or constructively held more than 5% of our Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants at any time during the applicable period. If gain on the disposition of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants were subject to taxation under clause (iii) above, the Non-U.S. Holder would be subject to regular United States federal income tax with respect to such gain in generally the same manner as a U.S. Holder.

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Distribution Treatment. If a Non-U.S. Holder is not treated under the Section 302 tests as recognizing gain or loss on a “sale or exchange” of Shares for cash, the entire amount of cash received by such Non-U.S. Holder pursuant to the Offer will be treated as a distribution by us with respect to the Non-U.S. Holder’s Shares. The treatment for U.S. federal income tax purposes of such distribution as a dividend, tax-free return of capital, or gain from the sale or exchange of Shares will be determined in the manner described above under “U.S. Holders—Tender of Shares, Cash Pre-Funded Warrants or Cryptocurrency Pre-Funded Warrants, Strategic Warrants Pursuant to Offer—Distribution Treatment.” Except as described in the following paragraphs, to the extent that amounts received by the Non-U.S. Holder are treated as dividends, such dividends generally would be subject to U.S. federal withholding tax at a rate of 30% (or a lower rate specified in an applicable income tax treaty).

If a Non-U.S. Holder is engaged in a trade or business in the United States and the dividend with respect to the Shares is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment in the United States), then the Non-U.S. Holder generally will be subject to U.S. federal income tax on those dividends on a net income basis (and such dividends will be exempt from the 30% U.S. federal withholding tax, provided certain certification and disclosure requirements are satisfied) in the same manner as if received by a U.S. Holder. Any such effectively connected income received by a non-U.S. corporation may be subject to an additional branch profits tax at a 30% rate (or lower applicable income tax treaty rate). To claim the exemption from withholding for income that is effectively connected with the Non-U.S. Holder’s trade or business within the United States, the Non-U.S. Holder must furnish to the Company’s paying agent a properly executed IRS Form W-8ECI (or applicable successor form).

A Non-U.S. Holder who desires to claim the benefit of a reduced rate of U.S. withholding tax under an applicable treaty for dividends that are not effectively connected with the conduct of a trade or business within the United States must furnish to the Company’s paying agent a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) certifying that such holder is not a United States person as defined under the Code and such holder’s qualification for the reduced rate. A Non-U.S. Holder that is an individual and that desires to claim a reduced tax rate under an applicable income tax treaty generally must include a Social Security Number (if applicable) or its individual Taxpayer Identification Number. Special certification and other requirements apply to certain Non-U.S. Holders that hold Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants through certain non-U.S. intermediaries or are pass-through entities rather than corporations or individuals. If a Non-U.S. Holder is eligible for a reduced rate of U.S. withholding tax pursuant to an applicable income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Subject to applicable law, the Company does not intend to withhold U.S. federal income tax from payments made to Non-U.S. Holders pursuant to the Offer.

Backup Withholding and Information Reporting

In general, payments of the proceeds of an exchange of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants pursuant to the Offer to U.S. Holders are subject to information reporting and U.S. Holders may be subject to backup withholding at a statutory rate (currently 24%) unless the U.S. Holder furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on IRS Form W-9 (or successor form) or otherwise establishes that it is exempt from backup withholding. Each U.S. Holder is required to make such certifications by including a completed and signed copy of IRS Form W-9 that is included as part of the Letters of Transmittal.

Information returns are required to be filed with the IRS in connection with any distributions on the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement with the tax authorities of the country in which the Non-U.S. Holder resides or is established. Backup withholding, however, generally will not apply to the proceeds payable to a Non-U.S. Holder of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants,, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants provided that the Non-U.S. Holder certifies its non-U.S. status, such as by furnishing to the Company or its paying agent a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. Each holder should consult with his, her or its tax advisors regarding the application of backup withholding in his, her or its particular circumstances and the availability of, and procedures for obtaining, an exemption from backup withholding under current Treasury Regulations.

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Stock Repurchase Excise Tax

With certain exceptions, a domestic corporation is subject to a 1% excise tax on the fair market value of stock repurchased by such corporation if the total value of the stock repurchased during the taxable year exceeds $1,000,000 (the “Excise Tax”). The Excise Tax is imposed on the repurchasing corporation itself, not its shareholders from which Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants are repurchased. For purposes of calculating the Excise Tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. Because we are a Nevada corporation and our stock trades on the Nasdaq, we are a “covered corporation” for purposes of the Excise Tax, and while not free from doubt, it is anticipated that the Excise Tax will apply to our purchase of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants or Strategic Warrants pursuant to the Offer and any other redemptions of our Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants or Strategic Warrants that occur during the same taxable year. The Excise Tax will not, however, apply to a repurchase or redemption of our Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants or Strategic Warrants that is treated as a dividend for U.S. federal income tax purposes. The extent to which the Company will be subject to the Excise Tax in connection with the Offer will depend on a number of factors, including the characterization of our repurchase of the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants or Strategic Warrants for U.S. federal income tax purposes. We expect to pay the Excise Tax with respect to the Offer when due.

THE TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY, IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSEQUENCES RELATING TO PARTICIPATING IN THE OFFER AND IS NOT TAX ADVICE. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE OFFER, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND TREATIES.

15. Extension of the Tender Offer; Termination; Amendment

Notwithstanding anything to the contrary contained herein, we expressly reserve the right, in our sole discretion, at any time and from time to time, and regardless of whether or not any of the events set forth in Section 7 shall have occurred or shall be deemed by us to have occurred, to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and payment for, any Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants by giving oral or written notice of such extension to the Depositary and making a public announcement of such extension. Our reservation of the right to delay payment for Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants which we have accepted for payment is limited by Rule 13e-4(f)(5) promulgated under the Exchange Act, which requires that we pay the consideration offered or return the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants tendered promptly after termination or withdrawal of a tender offer.

We also expressly reserve the right to terminate the Offer and not accept for payment or pay for any Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants not theretofore accepted for payment or paid for or, subject to applicable law, to postpone payment for Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants upon the occurrence of any of the conditions specified in Section 7 hereof by giving oral or written notice of such termination or postponement to the Depositary and making a public announcement of such termination or postponement.

Subject to compliance with applicable law, we further reserve the right, in our sole discretion, and regardless of whether any of the events set forth in Section 7 shall have occurred or shall be deemed by us to have occurred, to amend the Offer in any respect, including, without limitation, by decreasing or increasing the consideration offered in the Offer to holders of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants by decreasing or increasing the aggregate number of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants being sought in the Offer. Amendments to the Offer may be made at any time and from time to time effected by public announcement, such announcement, in the case of an extension, to be issued no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled or announced Expiration Date. Any public announcement made under the Offer will be disseminated promptly to shareholders or warrantholders, as applicable, in a manner reasonably designed to inform shareholders and warrantholders of such change. Without limiting the manner in which we may choose to make a public announcement, except as required by applicable law, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release through Globe Newswire or another comparable service. In addition, we would file such press release as an exhibit to the Schedule TO.

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If we materially change the terms of the Offer or the information concerning the Offer, we will extend the Offer to the extent required by Rules 13e-4(d)(2), 13e-4(e)(3) and 13e-4(f)(1) promulgated under the Exchange Act. These rules and certain related releases and interpretations of the SEC provide that the minimum period during which a tender offer must remain open following material changes in the terms of the Offer or information concerning the Offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of such terms or information; however, in no event will the Offer remain open for fewer than five (5) business days following such a material change in the terms of, or information concerning, the Offer. If (1)(a) we decrease the aggregate number of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrantsbeing sought in the Offer, or (b) we increase the aggregate number of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants being sought in the Offer, and, such increase in the number of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants purchasable in the Offer exceeds 2% of our outstanding Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants, as applicable and (2) the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth (10th) business day from, and including, the date on which such notice of an increase or decrease is first published, sent or given to security holders in the manner specified herein, the Offer will be extended until the expiration of such period of ten (10) business days.

16. Fees and Expenses

We have retained MacKenzie Partners, Inc. to act as the Depositary and as Information Agent, in connection with the Offer. The Information Agent may contact holders of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants by mail and personal interviews and may request brokers, dealers and other nominee shareholders to forward materials relating to the Offer to beneficial owners. The Depositary and Information Agent will receive reasonable and customary compensation for their services, will be reimbursed by us for reasonable out-of-pocket expenses and will be indemnified against certain liabilities in connection with the Offer, including certain liabilities under the federal securities laws.

We will not pay any fees or commissions to brokers, dealers, commercial banks, trust companies or other persons for soliciting the tenders of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants pursuant to the Offer. Shareholders holding Shares through brokers, dealers, commercial banks, trust companies or other nominees are urged to consult such persons to determine whether transaction costs may apply if shareholders tender Shares through them. We will, however, upon request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for customary mailing and handling expenses incurred by them in forwarding the Offer and related materials to the beneficial owners of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants held by them as a nominee or in a fiduciary capacity. No broker, dealer, commercial bank, trust company or other nominee has been authorized to act as our agent or the agent of the Depositary and Information Agent for purposes of the Offer. We will pay or cause to be paid all stock transfer taxes, if any, on our purchase of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants, except as otherwise provided in Section 5 hereof and Instruction 7 in the Letter of Transmittal.

Certain officers and employees of the Company may render services in connection with the Offer, but they will not receive any additional compensation for such services.

As described above in the summary of the material U.S. federal income tax consequences of the Offer to SkyAI and its shareholders and warrantholders in Section 14, a domestic corporation is subject to a 1% excise tax on the fair market value of stock repurchased by the domestic corporation if the total value of the stock repurchased during the taxable year exceeds $1,000,000, with certain exceptions (the “Excise Tax”). The Excise Tax is imposed on the repurchasing corporation itself, not its shareholders or warrantholders from which Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants are repurchased. For purposes of calculating the Excise Tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. Because we are a Nevada corporation and our stock trades on Nasdaq, we are a “covered corporation” for purposes of the Excise Tax, and while not free from doubt, it is anticipated that the Excise Tax will apply to our purchase of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants pursuant to the Offer and any other redemptions of our Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants that occur during the same taxable year. The Excise Tax will not, however, apply to a repurchase or redemption of our Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants that is treated as a dividend for U.S. federal income tax purposes. As discussed in Section 14, whether our purchase of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants from a shareholder or warrantholder, as applicable, pursuant to the Offer will be treated as a sale or exchange or as a distribution to the shareholder or warrantholder (which may be treated as a dividend) for U.S. federal income tax purposes will depend upon the shareholder’s or warrantholder’s particular facts and circumstances. To what extent the Company will be subject to the Excise Tax in connection with the Offer will depend on a number of factors, including the characterization of our repurchase of the Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants for U.S. federal income tax purposes. We expect to pay the Excise Tax with respect to the Offer when due.

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17. Miscellaneous

We are not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the Offer or the acceptance of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants pursuant to the Offer is not in compliance with any applicable law, we will make a good faith effort to comply with the applicable law. If, after a good faith effort, we cannot comply with the applicable law, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of Shares, Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, Strategic Warrants, Cash Stapled Warrants or Cryptocurrency Stapled Warrants residing in that jurisdiction. In any jurisdiction where the securities, “blue sky” or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on our behalf by one or more registered brokers or dealers licensed under the laws of the jurisdiction.

Pursuant to Exchange Act Rule 13e-4, we have filed with the SEC the Schedule TO, which contains additional information relating to the Offer. The Schedule TO, including the exhibits and any amendments thereto, may be examined, and copies may be obtained, at the same places and in the same manner set forth in Section 10 with respect to information concerning our company.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information or to make any representation on our behalf in connection with the Offer other than those contained in this Offer to Purchase and the related Letter of Transmittal. If given or made, you should not rely on that information or representation as having been authorized by us, any member of our Board of Directors, the Depositary or the Information Agent.

OUR BOARD OF DIRECTORS HAS AUTHORIZED US TO MAKE THE OFFER. HOWEVER, NONE OF THE COMPANY, THE MEMBERS OF OUR BOARD OF DIRECTORS, NOR THE DEPOSITARY OR INFORMATION AGENT HAS MADE ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR SHARES, CASH PRE-FUNDED WARRANTS, CRYPTOCURRENCY PRE-FUNDED WARRANTS, STRATEGIC WARRANTS, CASH STAPLED WARRANTS OR CRYPTOCURRENCY STAPLED WARRANTS. NONE OF THE COMPANY, THE MEMBERS OF OUR BOARD OF DIRECTORS, NOR THE DEPOSITARY OR INFORMATION AGENT HAS AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR SHARES, CASH PRE-FUNDED WARRANTS, CRYPTOCURRENCY PRE-FUNDED WARRANTS, STRATEGIC WARRANTS, CASH STAPLED WARRANTS OR CRYPTOCURRENCY STAPLED WARRANTS. NONE OF THE COMPANY, THE MEMBERS OF OUR BOARD OF DIRECTORS, NOR THE DEPOSITARY OR INFORMATION AGENT HAS AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED IN THIS OFFER TO PURCHASE OR IN THE LETTERS OF TRANSMITTAL. YOU SHOULD NOT RELY ON ANY RECOMMENDATION, OR ANY SUCH REPRESENTATION OR INFORMATION, AS HAVING BEEN AUTHORIZED BY US, ANY MEMBER OF OUR BOARD OF DIRECTORS, NOR THE DEPOSITARY OR INFORMATION AGENT.

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SCHEDULE I

DIRECTORS AND EXECUTIVE OFFICERS OF SkyAI, Inc.

The following table sets forth the names and positions of the directors and executive officers of SkyAI, Inc., a Nevada corporation. The address of each of our directors and executive officers is c/o SkyAI, Inc. at 105 Maxess Road, Melville, New York, 11747. Our telephone number is (631) 574-4436.

Name	Age	Position(s)
Executive Officers:
Paul K. Danner	69	Principal Executive Officer and Executive Chairman
Yuwen (Alice) Zhang	35	Chief Investment Officer and Director
Arthur Levine	68	Chief Financial Officer

Non-Executive Directors
Soren Bo Christiansen, MD	71	Director
Timothy J. Ruemler	67	Director
Jason L. Monroe	41	Director

Set forth below is a summary of the business experience of each of our directors and executive officers.

Paul K. Danner

Paul K. Danner, a member of the Board since joining the Company in September 2021, Chairperson of the Audit Committee through June 29, 2025, Executive Chairman since, June 30, 2025, Principal Executive Officer since August 24, 2025. Since 2013, Mr. Danner has been chief financial and administrative officer of PAY2DAY Solutions, Inc. dba Authvia, a FinTech software developer that provides merchants and consumers with a cloud-based CPaaS (Communications Platform as a Service) platform capable of providing end-to-end payment flows, billing, consumer management, payment analytics, and consumer insights. From 2016 to 2018, Mr. Danner was chief executive officer of Alliance MMA, Inc., which was a mixed martial arts organization creating live sports media content and offering promotional opportunities for aspiring mixed martial arts fighters. As a senior business leader, Mr. Danner has served three previous Nasdaq-listed companies as the senior corporate executive. Additionally, he has acquired extensive Board of Director expertise through six separate appointments totaling more than twenty-five years with three Nasdaq and OTCQB listed companies including Chairman, Corporate Secretary and Audit Committee assignments, as well as two development-stage ventures and one not-for-profit enterprise. Mr. Danner served as a Naval Aviator flying the F-14 Tomcat, and subsequently as an Aerospace Engineering Duty Officer supporting the Naval Air Systems Command, for 8 years on active duty plus 22 years with the reserve component of the United States Navy. He retired from the Navy in 2009 with the rank of Captain. Mr. Danner earned a BS degree in Business Finance from Colorado State University, and he holds an MBA from the Strome College of Business at Old Dominion University.

Yuwen (Alice) Zhang

Yuwen (Alice) Zhang, Chief Investment Officer and Director since August 25, 2025. Ms Zhang is the Co-Founder of Jambo, the first web3 phone with a built-in decentralized app store. She scaled distribution to 120+ countries, launching the largest mobile network on Solana. Ms. Zhang previously co-founded Avalon Capital, a global fund of funds specializing in digital assets and technology investments spanning primary to public markets. Ms. Zhang received her Bachelor of Arts in Financial Economics from Columbia University.

Dr. Soren Bo Christiansen

Soren Bo Christiansen, Chairperson of the Nominating Committee effective June 30, 2025, Chairman of the Board of the Company through June 29, 2025, joined the Company in April 2018 as a Board member, became Chairman of the Board in December 2018 (Co-Chairman from 2021 to July 2023 and Chairman effective August 2023), and was CEO from April 2019 until he stepped down in September 2021. Dr. Christiansen worked for Merck & Co. Inc. for 30 years in Denmark, USA and Switzerland. He was Sr. VP Merck Vaccines (head of the Global Commercial division), President Eastern Europe, Middle East & Africa and during the last four years of his career, he was President for Europe, Middle East, Africa and Canada. He holds a medical degree from University of Copenhagen Denmark.

Timothy J. Ruemler

Timothy J. Ruemler, a member of the Board since joining the Company in September 2021, Chairperson of the Audit Committee effective June 30, 2025 and Chairperson of the Nominating Committee through June 30, 2025, He was division President SW Florida for Centex Homes from 1993 to 2007, where he was responsible for all aspects of the Real Estate division’s activities. Mr. Ruemler has been retired since 2007. While at Centex Homes, Mr. Ruemler also held the positions of Sales Manager, Construction Manager, Controller, and Assistant Controller for the Naples, Raleigh and Tampa divisions from 1986 until 1993. Prior to his career at Centex Homes, he held auditor positions. He holds a BS in Accounting from Indiana State University.

Jason L. Monroe

Jason L. Monroe, a member of the Board since joining the Company in April 2022 and serves as Chairperson of the Compensation Committee and has served on the Audit Committee and on the Nominating and Governance Committee through June 30, 2025. Mr. Monroe has been sales manager at CVS Health since 2016 and was a pharmacy manager at CVS Health from 2014 to 2015. He was Adjunct Professor for Pharmacy Technician program at Houston Community College from 2017 to 2019. Mr. Monroe received a PharmD from the Texas Southern University College of Pharmacy & Health Science and a BS from Prairie View A&M University.

Arthur Levine

Arthur Levine has been the Company’s Chief Financial Officer since May 22, 2026, prior to which he served as the Interim Chief Financial Officer of the Company from February 2026 to May 2026. He has provided fractional and interim consulting services from 2023 to 2026 to companies in various industries at various stages of growth. From March 2021 to July 2023, Mr. Levine served as the Chief Financial Officer of NextNRG, Inc (f.k.a EzFill Holdings) (NASDAQ: NXXT), a mobile fueling company. From 2014 to 2020, Mr. Levine served as the Chief Financial Officer of Sensus Healthcare (NASDAQ: SRTS), a medical device company. Prior to 2014, he served several Nasdaq listed companies in financial executive positions. Mr. Levine received his Bachelor of Science degree from The Wharton School of the University of Pennsylvania and is a Certified Public Accountant.

The applicable Letter of Transmittal and any other required documents should be sent or delivered by each shareholder or warrantholder of the Company or his or her broker, dealer, commercial bank, trust company or other nominee to the Depositary as follows:

The Depositary for the Offer is:

MacKenzie Partners, Inc.

By Hand or Overnight Courier:

MacKenzie Partners, Inc.

7 Penn Plaza Suite 503

New York, NY 10001

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH

ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

Questions and requests for assistance or for additional copies of this Offer to Purchase and the Letter of Transmittal may be directed to the Information Agent at the telephone number and email address listed below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer

The Information Agent for the Offer is:

7 Penn Plaza Suite 503

New York, NY 10001

(212) 929-5500

Shareholders, Banks and Brokers

Call Toll-Free: (800) 322-2885

Email: tenderoffer@mackenziepartners.com